                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2


                         MARKETING WORLDWIDE CORPORATION
                 (Name of Small Business Issuer in its charter)


             Delaware                                  68-0566295
--------------------------------------------------------------------------------
    (State or other jurisdiction of                 (I.R.S. Employer
    incorporation or organization)                Identification Number)

                                      5013
--------------------------------------------------------------------------------
                          (Primary Standard Industrial
                              Classification Number

           2212 GRAND COMMERCE DRIVE, HOWELL, MI 48855, (517) 540-0045
--------------------------------------------------------------------------------
          (Address and telephone number of principal executive offices)

           2212 GRAND COMMERCE DRIVE, HOWELL, MI 48855, (517) 540-0045
--------------------------------------------------------------------------------
     (Address of principal place of business or intended place of business)

                               MICHAEL WINZKOWSKI
                   2212 GRAND COMMERCE DRIVE, HOWELL, MI 48855
                                 (517) 540-0045
--------------------------------------------------------------------------------
            (Name, address and telephone number of agent for service)

                                 With a copy to

                                 Richard O. Weed
                                 Weed & Co. LLP
                        4695 MacArthur Court, Suite 1430
                             Newport Beach, CA 92660
                             Telephone 949.475.9086
                             Facsimile 949.475.9087

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE
                         -------------------------------

Title of Each Class                        Proposed Maximum
of Securities to be       Amount to be        Aggregate            Amount of
Registered               Registered (1)    Offering Price (2)   Registration Fee
-----------              --------------    ------------------   ----------------

Common Stock
$.001 par value             8,400,000          $.73                $188.25
for conversion of and
dividends on the
Series A Convertible
Preferred Stock

Common Stock
$.001 par value             23,000,000          $.87               $614.00
underlying Warrants

Total                       31,400,000                             $802.56


(1) Includes 7,000,000 shares of Common Stock for resale following conversion of 3,500,000 shares of Series A Convertible Preferred Stock owned by the Selling Security Holders, 1,400,000 shares of Common Stock for resale following payment of 9% dividend on 3,500,000 shares of Series A Convertible Preferred Stock owned by the Selling Security Holders, and 23,000,000 shares of Common Stock underlying Warrants.

(2) Estimated for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) and (g) under the Securities Act of 1933 using the average bid and ask price for MWWC on May 25, 2007 and the exercise price per share of the Warrants, 11,000,000 at $.70 per share, 6,000,000 at $.85 per share and 6,000,000 at $1.20 per share.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

                         Marketing Worldwide Corporation
                        31,400,000 shares of Common Stock

This prospectus relates to the resale by the Selling Security Holder of up to 31,400,000 shares of common stock of Marketing Worldwide Corporation comprised of 7,000,000 shares of Common Stock for resale following conversion of 3,500,000 shares of Series A Convertible Preferred Stock owned by the Selling Security Holder, 1,500,000 shares of Common Stock for resale following payment of 9% dividend on 3,500,000 shares of Series A Convertible Preferred Stock owned by the Selling Security Holder, and 23,000,000 shares of Common Stock underlying Warrants owned by the Selling Security Holder. Marketing Worldwide Corporation is not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering by the Selling Security Holder. All costs associated with this registration will be borne by Marketing Worldwide Corporation. Marketing Worldwide Corporation does not have worldwide operations as its name may imply.

The shares of common stock will be sold by the Selling Security Holder upon the basis of fluctuating market prices or privately negotiated prices. These prices will fluctuate based on the supply and demand for the shares of the Common Stock.

Marketing Worldwide Corporation trades on the OTCBB under the symbol MWWC. The last reported trade was on May 18, 2007 at $.45 per share. These securities are speculative and involve a high degree of risk.

               PLEASE REFER TO "RISK FACTORS" BEGINNING ON PAGE 6.

No underwriter or other person has been engaged to facilitate the sale of shares of common stock in this offering. This offering will terminate nine months after the accompanying registration statement is declared effective by the Securities and Exchange Commission.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is May 25, 2007.

                                TABLE OF CONTENTS

PROSPECTUS SUMMARY............................................................ 5

RISK FACTORS.................................................................. 6

DILUTION...................................................................... 9

SELLING SECURITY HOLDERS......................................................10

PLAN OF DISTRIBUTION..........................................................12

LEGAL PROCEEDINGS.............................................................13

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS..................13

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT................14

DESCRIPTION OF SECURITIES.....................................................15

INTEREST OF NAMED EXPERTS AND COUNSEL.........................................17

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
LIABILITIES...................................................................18

ORGANIZATION WITHIN LAST FIVE YEARS...........................................18

DESCRIPTION OF BUSINESS.......................................................18

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS.....................................................29

DESCRIPTION OF PROPERTY.......................................................37

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS................................38

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS......................39

EXECUTIVE COMPENSATION........................................................39

FINANCIAL STATEMENTS.........................................................F-1

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
DISCLOSURE....................................................................40

                               PROSPECTUS SUMMARY

BUSINESS

Marketing Worldwide Corporation ("MWW" or the "Company") is located at 2212 Grand Commerce Drive, Howell, MI 48855, where its telephone number is (517) 540-0045.

MWW is a supplier to the automotive accessory industry. MWW generates the majority of its revenue from the sale of automotive accessory programs to three large North American vehicle processing centers. The products are created with the design, development and manufacturing infrastructure managed by MWW. Typical MWW products that comprise these accessory programs include spoilers and performance exhaust systems, duly supported with installation instructions, comprehensive training, and warranty services. MWW does not have worldwide operations as its name may imply.

THE OFFERING

This prospectus relates to the offering of up to 31,400,000 shares of common stock of Marketing Worldwide Corporation comprised of 7,000,000 shares of common stock for resale following conversion of 3,500,000 shares of Series A Convertible Preferred Stock owned by the Selling Security Holder, 1,500,000 shares of common stock for resale following payment of 9% dividend on 3,500,000 shares of Series A Convertible Preferred Stock owned by the Selling Security Holder, and 23,000,000 shares of common stock underlying Warrants owned by the Selling Security Holder.

The Selling Security Holder is Vision Opportunity Master Fund, Ltd. On April 23, 2007, Marketing Worldwide Corporation sold 3,500,000 shares of its Series A Convertible Preferred Stock and certain common stock purchase warrants to Vision Opportunity Master Fund, Ltd. in a private placement for $3,500,000.

Marketing Worldwide Corporation is not selling any shares of common stock in this offering and will not receive any proceeds from this offering. Marketing Worldwide Corporation is registering the resale of 23,000,000 shares of common stock underlying Warrants held by the Selling Security Holder. There is no guarantee that the Warrants will be exercised by the holder to acquire shares of common stock. Therefore, there is no guarantee Marketing Worldwide Corporation will receive any proceeds from the sale of the shares of common stock underlying the Warrants.

SUMMARY FINANCIAL INFORMATION

                                      Year Ended              Year Ended
                                  September 30, 2006      September 30, 2005
                                  ------------------      ------------------

           Net Sales                  $9,476,148              $8,101,109
           Income before taxes          $471,921                $276,584

           Total Assets               $6,114,335              $4,454,661
           Total Liabilities          $4,348,181              $3,264,571
           Stockholder's Equity       $1,551,184              $1,033,469



                                  Six Months Ended          Six Months Ended
                                   March 31, 2007            March 31, 2006
                                  -----------------        -----------------

           Net Sales                  $4,402,949              $4,213,742
           Income before taxes           $55,184                 $83,608

           Total Assets               $5,553,387              $5,349,400
           Total Liabilities          $3,636,714              $4,095,830
           Stockholder's Equity       $1,916,673              $1,057,154

                                  RISK FACTORS

You should carefully consider the risk factors described below before purchasing common stock of Marketing Worldwide Corporation. All material risk factors are described below:

If any of the following material risks actually occur, our business, financial condition, or results of operations could be materially adversely affected, the trading prices and volume of our common stock could decline, and you could lose all or part of your investment. You should buy shares of Marketing Worldwide Corporation common stock only if you can afford to lose your entire investment.

OUR SUCCESS TO DATE HAS BEEN DEPENDENT ON OUR FOUNDERS, WINZKOWSKI AND MARVIN. THE LOSS OF EITHER PERSON WOULD LIKELY CAUSE A DISRUPTION IN OUR OPERATIONS.

Our success is dependent on the creative, technical, financial, administrative, logistical, design, engineering, manufacturing and other contributions of the founders of Marketing Worldwide Corporation, Michael Winzkowski and James Marvin. These individuals have established the relationships with our customers and suppliers. These individuals manage the day to day operations of the company. The loss of either person would cause a disruption in our operations that could cause a decline in the level of revenue and the operating margins reported by the company. In the short term, it would be difficult to duplicate the relationships, industry experience, and creativity of our founders. The loss of one or both might substantially reduce our revenues and our net income.

OUR REVENUE DEPENDS ON A FEW KEY CUSTOMERS. THE LOSS OF A KEY CUSTOMER WOULD HAVE A NEGATIVE IMPACT ON OUR REVENUE AND RESULTS FROM OPERATIONS.

MWW devotes significant attention to its major customers and is constantly seeking to develop relationships with additional customers, so that it will decrease its dependency on only a few major customers. For the year ended September 30, 2006, South East Toyota Distributors, Inc., Gulf States Toyota, Inc., Toyota Canada, Inc., Katzkin and Webasco represented 46%, 25%, 17%, 4% and 4% of MWW's total revenue, respectively. For the year ended September 30, 2005, South East Toyota Distributors, Inc., Gulf States Toyota, Inc., Toyota Canada, Inc., Katzkin and Webasco represented 42%, 29%, 17%, 6% and 6% of MWW's total revenue, respectively. The loss of a key customer would have a material adverse effect on our operations.

WE DEPEND ON A FEW KEY SUPPLIERS TO OBTAIN EQUIPMENT AND COMPONENTS. ANY DISRUPTION IN OUR ABILITY TO OBTAIN ADEQUATE QUANTITIES AND MEET DELIVERY SCHEDULES CAUSED BY OUR RELIANCE ON A FEW KEY SUPPLIERS COULD HURT OUR BUSINESS.

MWW largely depends upon three major suppliers, AWA/ASIN, Borla Performance, and Colortek. MWW devotes significant attention to these three relationships. MWW believes there are numerous sources for the raw materials used in its products. For the year ended September 30, 2006, MWW made 62% of its purchases from three suppliers and on September 30, 2006, 74% of MWW's accounts payable were due to these three suppliers. For the year ended September 30, 2005, MWW made 78% of its purchases from three suppliers and at September 30, 2005, 66% of MWW's accounts payable were due to three suppliers. The loss of a key supplier would result in delivery delays, disrupt our revenue and net income and hurt our reputation.

OUR BUSINESS DEPENDS ON OUR DESIGNS, BUT WE HAVE NOT SOUGHT COPYRIGHT PROTECTION FOR ALL PRODUCTS. IF OUR ACCESSORY PROGRAMS BECOME WIDELY AVAILABLE BECAUSE WE FAILED TO USE CERTAIN LEGAL MEANS TO PROTECT OUR DESIGNS, IT MAY HURT OUR BUSINESS.

Our success is dependent, in part, upon the designs for our principal products such as, our rear deck spoilers, running boards, front grills, stainless steel exhaust systems, side skirts, front ends, carbon fiber seat heaters, and light systems and the intellectual property and trade secrets used during the manufacturing and assembly processes. We have not taken steps to obtain copyright protection for our designs or to seek patents on any processes. Instead, we rely on confidentiality agreements with our customers, employees, vendors and consultants to protect our proprietary technology. If our accessory programs become widely available because we did not adequately protect the designs, intellectual property and trade secrets, it may cause a material adverse change in our business, financial condition and results of operations. Stated differently, if we no longer have a unique product design at competitive prices, then our current revenues may decline with the commensurate decline in operating results.

WE DO NOT HAVE LONG-TERM WRITTEN AGREEMENTS WITH OUR KEY CUSTOMERS OR KEY SUPPLIERS; THEREFORE, OUR REVENUE STREAM AND OUR SUPPLY CHAIN ARE SUBJECT TO GREATER UNCERTAINTY.

South East Toyota Distributors, Inc., Gulf States Toyota, Inc., Toyota Canada, Inc. and Toyota Motor Manufacturing Corp. are all key customers. These customers issue blanket purchase orders to us that remain open during the life of an accessory program. The customer then makes delivery releases against those blanket purchase orders in frequent time intervals. However, none of our key customers have any binding obligations to us beyond payment of our most recent purchase order and adherence to the terms and conditions of the blanket purchase order, such as non-disclosure and confidentiality. The lack of long-term written agreements that specify a fixed dollar amount of the total purchase amount for our accessory programs means that we cannot predict with any certainty that these customers will generate a specific level of revenue in any specific accounting period. Our blanket purchase orders with customers provide for a fixed per unit cost, but do not contain any fixed purchase commitments for a specific dollar amount. A delivery release under the blanket purchase order does specify the dollar amount to be paid by our customer for that release. We record revenue when products are shipped, legal title has passed, and all our significant obligations have been satisfied. Similarly, AWA Aisin, Borla Performance, Colortek, and WET/NCC are all key suppliers, but none of them have any binding obligation to us except to adhere to the terms and conditions of the purchase order submitted by us and accepted by them, to furnish goods or services.

We cannot predict with certainty that we will be able to replace a significant customer or significant supplier without a decline in our revenue and net income. Stated differently, we have to constantly justify our value proposition to our customers and our suppliers because even though the per unit price of our accessory programs is covered in the blanket purchase order, our customers are not obligated to buy the goods and services specified in the blanket purchase order. On the positive side their relative freedom to stop dealing with us keeps us in close contact with them. On the negative side, their freedom to stop dealing with us means that our revenue and our ability to generate revenue is in constant jeopardy, as well as difficult to predict with certainty.

WE ARE VULNERABLE BECAUSE OF OUR CUSTOMER CONCENTRATION, BUT THERE IS NO GUARANTY THAT WE CAN ADD CUSTOMERS. FAILURE TO ADD NEW CUSTOMERS WILL LIMIT OUR REVENUE IN FUTURE PERIODS.

Our annual operating results are likely to fluctuate significantly in the future as a result of our dependence on our major customers, South East Toyota Distributors, Inc., Gulf States Toyota, Inc., Toyota Canada, Inc. and Toyota Motor Manufacturing Corp. Moreover, the actual purchasing decisions of our customers are outside our control. Typically, our customers select our products to add to vehicles shortly before the vehicles are being shipped from the ports or distribution centers to the dealer showrooms. Consequently, our customer's purchase decisions are influenced by factors beyond our control, like general economic conditions and economic conditions specific to the automobile industry.

Further, since the majority of our revenue is from three or four key customers instead of from a multitude of individual customers, a significant change in the amount or timing of purchase decisions by a single customer creates a wider fluctuation in our operating results for any given accounting period.

WE HAVE PLEDGED ALL OF OUR ASSETS TO ONE CREDITOR FOR A $1,500,000 LINE OF CREDIT. OUR BUSINESS COULD BE AFFECTED BY OUR RELATIONSHIP WITH THIS CREDITOR.

We entered into an asset based loan agreement with Key Bank N.A. to borrow up to $1,500,000 (the "Loan"). The Loan is due on February 1, 2008. MWW pledged all of its inventory, equipment, accounts, chattel paper, instruments, and letters of credit, documents, deposit accounts, investment property, money, rights to payment and general intangibles to secure the Loan. If we are unable to renew the Loan when it comes due or find other sources of capital, the lender could foreclose on all of our assets and force us out of business. This would have a material adverse effect on our financial condition and results from operations.

MANAGEMENT INTENDS TO INCREASE REVENUE THROUGH ACQUISITIONS FINANCED WITH COMMON STOCK WHICH WILL DECREASE THE EQUITY PERCENTAGE OF THE COMPANY OWNED BY EXISTING STOCKHOLDERS.

Management intends to increase the company's revenues through acquisitions of other operations in the automotive accessory industry. We have no plans for a reverse merger, change in control or spin off. The Company will not engage in a transaction with an entity outside the automotive industry. We have not retained any person to seek acquisition candidates on our behalf. Management is aware of several operating companies in the automotive accessory market that are candidates for merger or acquisition. While we intend to finance any business combination with common stock, we do not expect any business combination to result in a change in control or constitute a reverse merger.

WE LACK INDEPENDENT DIRECTORS WHICH LIMITS THE NATURE AND TYPE OF GUIDANCE GIVEN BY THE BOARD TO THE MANAGEMENT TEAM AND MAY IMPACT SHAREHOLDER VALUE.

Investors in this offering should be aware of and familiar with the recent issues concerning corporate governance and lack of independent directors as a specific topic. Our two directors are not independent because they are employed by the Company and are paid more than $100,000 per year by the Company. The OTC Bulletin Board does not have any listing requirements concerning the independence of a company's board of directors.

TWO STOCKHOLDERS WITH 81% OF THE COMMON STOCK ARE THE CONTROLLING OFFICERS AND DIRECTORS. THEREFORE, INVESTORS WILL HAVE LITTLE OR NO CONTROL OVER MANAGEMENT OR MATTERS THAT REQUIRE STOCKHOLDER APPROVAL.

Our Chief Executive Officer and Chief Financial Officer each own 40.6% of the issued and outstanding common stock of the Company. These two stockholders with 81.2% of the common stock are the controlling officers and directors and because of the voting power held can effectively approve or block any corporate change of control. Moreover, because of the voting power, these two stockholders can effectively elect the board of directors and vote to amend the Company's certificate of incorporation. Investors should be aware that the voting power of these two stockholders can be exercised in a manner that delivers economic benefit of all stockholders or may be exercised in a manner that does not deliver the same economic benefit to all stockholders.

THERE IS A GRADUALLY EMERGING PUBLIC MARKET FOR MWW'S SECURITIES AND YOU MAY HAVE DIFFICULTIES TO LIQUIDATE YOUR INVESTMENT.

Trading of MWW common stock (MWWC.OB) has commenced, with a closing share price of $.80 on December 31, 2006 and a last report sale price of $.45 on May 18, 2007. If a market for MWW's common stock continues to develop slowly; the stock price may be volatile. No assurance can be given that any market for MWW's common stock will be maintained. The sale of "unregistered" and "restricted" shares of common stock pursuant to Rule 144 of the Securities Act Rules by members of management or others may have a substantial adverse impact on any such market.

WE ARE A GUARANTOR ON THE BUILDING MORTGAGE TO OUR LANDLORD WHO IS A RELATED PARTY WHICH CREATES A RISK THAT ANY CONFLICT BETWEEN THE LANDLORD AND GUARANTOR MAY BE RESOLVED IN A MANNER THAT IS INFLUENCED BY THE RELATED PARTY INTEREST AND NOT SOLELY IN THE BEST INTEREST OF THE STOCKHOLDERS.

JCMD Properties LLC is owned by our founders, directors, executive officers and controlling shareholders, Michael Winzkowski and James C. Marvin. The Lease Amendment provides that our rent obligations shall be equal to the amount necessary to amortize the debt, plus pay expenses related to the building that we lease from JCMD Properties LLC, a related party. Further, if JCMD Properties LLC defaults on its mortgage, we have unconditionally guaranteed to repay the loan. Our mortgage guarantees and long term lease agreement with JCMD Properties LLC makes it's unlikely that we will be able to relocate our operations to any other location.

UNDER FASB FIN 46-R, OUR CONSOLIDATED FINANCIAL STATEMENTS CONTAIN ASSETS, LIABILITIES, REVENUES, COSTS, AND EXPENSES OF JCMD PROPERTIES, LLC, A VARIABLE INTEREST ENTITY.

Under generally accepted accounting principles, specifically FASB FIN 46-R, MWW combines the assets, liabilities, and non-controlling interest of JCMD Properties LLC, a "Variable Interest Entity" at fair value. Investors should read the notes to our financial statements and understand the accounting rules in this area. The assets, liabilities, revenues, costs, and expenses of the Variable Interest Entity ("VIE") that is included in the consolidated financial statements are not ours.

                                    DILUTION

The net tangible book value of Marketing Worldwide Corporation as of September 30, 2006 was $1,766,154 or $.15 per share of Common Stock. For the quarter ended March 31, 2007, the net tangible book value was $1,916,673 or $.17 per share. The net tangible book value of Marketing Worldwide Corporation as of September 30, 2005 was $1,033,469 or $.09 per share of Common Stock. Net tangible book value per share is determined by dividing the tangible book value of Marketing Worldwide Corporation (total tangible assets less total liabilities) by the number of outstanding shares of our common stock. Since this offering is being made solely by the selling security holder and none of the proceeds will be paid to Marketing Worldwide Corporation, our net tangible book value will be unaffected by this offering. Our net tangible book value, however, will be impacted by the common stock issued on conversion of the 3,500,000 shares of Series A Convertible Preferred Stock and the common stock issued under the Warrants. The following table illustrates the per share changes in net tangible book value per share assuming (A) receipt of $3,500,000 and conversion of the 3,500,000 shares of Series A Convertible Preferred Stock into 7,000,000 shares of common stock or (B) the exercise of all 23,000,000 warrants and (A)&(B) as of March 31, 2007.

-------------------------------------------------------------------------------------------------------
Net tangible    Net tangible  Change caused by (A)         Change caused by (B)      Change caused by
book value      book value    Totaltangible assets         Total tangible assets     (A)&(B)
per share       per share     increase by $3,500,000 and   increase  by  $20,000,000
before          after         7,000,000 common shares      and 23,000,000 common
                              issued to convert 3,500,000  shares issued
                              shares of Series A
                              Convertible Preferred Stock
-------------------------------------------------------------------------------------------------------
                (A)
$.17            $.29          $.12
-------------------------------------------------------------------------------------------------------
                (B)
                $.64                                       $.47
-------------------------------------------------------------------------------------------------------
                (A)&(B)
                $.61                                                                 $.44
-------------------------------------------------------------------------------------------------------

As a result of the sale of 3,500,000 shares of Series A Convertible Preferred Stock and the Warrants for $3,500,000 and subsequent conversion of the 3,500,000 shares of Series A Convertible Preferred Stock into 7,000,000 shares of common stock, the existing stockholders will experience a $.12 per share increase in the net tangible book value per share. As a result of the exercise of 23,000,000 warrants at the average price of $.87 per share, the existing stockholders will experience a $.47 per share increase in the net tangible book value per share attributable to the cash payments made upon the exercise of the warrants. Both actions taken together cause the existing stockholders to experience a $.44 per share increase in the net tangible book value per share. There is no guarantee that the warrants will be exercised. Therefore, there is no guarantee the Company will receive any proceeds from the sale of common stock underlying the warrants. However, if the holders exercise, then the Company will receive proceeds from the sale of the common stock underlying the warrants. In that event, the Company intends to use all proceeds for general corporate purposes.

As noted elsewhere in this prospectus, the selling security holders, paid, or will pay between $.50 and $1.20 per share for the shares offered for resale.

                            SELLING SECURITY HOLDERS

The following table presents information regarding the selling security holder. Changes occurring after the date of this prospectus will be reflected by our filing a Rule 424(b) prospectus with the Commission. The table below identifies the selling security holder. None of the selling security holders have held a position or office, or had any other material relationship, with Marketing Worldwide Corporation, except as follows:

                                                                                       Amount and (if one percent
                                      Amount of securities of                          or more) percentage of the
                                      the class owned by the    Amount to be offered      class to be owned by
                                      security holder before      for the security      security holder after the
Name of security holder                    this offering          holder's account        offering is complete
------------------------------------------------------------------------------------------------------------------
Vision Opportunity Master Fund, Ltd        31,400,000(1)             31,400,000                      0
c/o Vision Opportunity Capital
  Management, LLC
20 West 55th Street
New York, New York 10019

Attn: Antti Uusiheimala
------------------------------------------------------------------------------------------------------------------

(1) Vision Opportunity Master Fund, Ltd. owns 3,500,000 shares of Series A Convertible Preferred Stock that are convertible into 7,000,000 shares of common stock, 3,500,000 Series A Warrants, 3,500,000 Series B Warrants, 3,500,000 Series C Warrants, 2,500,000 Series D Warrants, 2,500,000 Series E Warrants, 2,500,000 Series F Warrants and 5,000,000 Series J Warrants. 1,400,000 shares of common stock are being registered for resale in case shares are used by MWW for payment of the 9% dividend on the 3,500,000 shares of Series A Convertible Preferred Stock.

                              PLAN OF DISTRIBUTION

The selling security holders and any of their pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock being offered under this prospectus on any stock exchange, market or trading facility on which shares of our common stock are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling security holders may use any one or more of the following methods when disposing of shares:

o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o purchases by a broker-dealer as principal and resales by the broker-dealer for its account;

o an exchange distribution in accordance with the rules of the applicable exchange;

o    privately negotiated transactions;

o to cover short sales made after the date that the registration statement of which this prospectus is a part is declared effective by the Commission;

o broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

o    a combination of any of these methods of sale; and

o    any other method permitted pursuant to applicable law.

The shares may also be sold under Rule 144 under the Securities Act of 1933, as amended ("Securities Act"), if available, rather than under this prospectus. The selling security holders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling security holders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling security holder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

Broker-dealers engaged by the selling security holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, which commissions as to a particular broker or dealer may be in excess of customary commissions to the extent permitted by applicable law.

If sales of shares offered under this prospectus are made to broker-dealers as principals, we would be required to file a post-effective amendment to the registration statement of which this prospectus is a part. In the post-effective amendment, we would be required to disclose the names of any participating broker-dealers and the compensation arrangements relating to such sales.

The selling security holders and any broker-dealers or agents that are involved in selling the shares offered under this prospectus may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. Commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any broker-dealers or agents that are deemed to be underwriters may not sell shares offered under this prospectus unless and until we set forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to this prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration statement of which this prospectus is a part.

The selling security holders and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by, the selling security holders or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

If any of the shares of common stock offered for sale pursuant to this prospectus are transferred other than pursuant to a sale under this prospectus, then subsequent holders could not use this prospectus until a post-effective amendment or prospectus supplement is filed, naming such holders. We offer no assurance as to whether any of the selling security holders will sell all or any portion of the shares offered under this prospectus.

We have agreed to pay all fees and expenses we incur incident to the registration of the shares being offered under this prospectus. However, each selling security holder and purchaser is responsible for paying any discounts, commissions and similar selling expenses they incur.

We and the selling security holders have agreed to indemnify one another against certain losses, damages and liabilities arising in connection with this prospectus, including liabilities under the Securities Act. Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. The selling security holders are advised to ensure that any brokers, dealers or agents effecting transactions on behalf of the selling security holders are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of brokers, dealers and agents. We estimate that the expenses of the offering to be borne by us will be approximately $40,000. The estimated offering expenses consist of: a SEC registration fee of $769.80, accounting fees of $7,000, legal fees of $25,000 and miscellaneous expenses of $5,000. We will not receive any proceeds from the sale of any of the shares of common stock by the selling security holder. We will, however, receive proceeds from the exercise, if any, of the Warrants.

The selling security holders should be aware that the anti-manipulation provisions of Regulation M under the Securities Exchange Act of 1934 will apply to purchases and sales of shares of common stock by the selling security holders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the selling security holders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of common stock of Marketing Worldwide Corporation while such selling security holders are distributing shares covered by this prospectus. Accordingly, except as noted below, the selling security holders are not permitted to cover short sales by purchasing shares while the offering is taking place. The selling security holders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to this Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the Securities and Exchange Commission.

                                LEGAL PROCEEDINGS

MWW is not involved in any legal proceedings.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Michael Winzkowski, age 56, and James C. Marvin, age 51, are the directors of MWW. Both were appointed to MWW's board of directors in October 2003 in connection with the purchase of MWWLLC. In October 2003, both men were elected to serve until the next annual meeting of the stockholders. Mr. Winzkowski was appointed by the board of directors to serve as Chief Executive Officer, President and Secretary. Mr. Marvin was appointed by the board of directors to serve as Chief Operating Officer and Chief Financial Officer. The board made these appointments in October 2003. No member of the board is independent since both directors are employees of MWW. MWW does not have a standard arrangement for the compensation of its directors. At present, MWW's directors serve without compensation for acting as directors and do not receive any special compensation for committee participation or special assignments, but do receive salaries and other benefits as employees of MWW.

MWW does not have a majority of independent directors, have a separately-designated audit committee or a person designated as an audit committee member financial expert. MWW does not have a majority of independent board members, separately designated audit committee or an audit committee member financial expert because the cost of identifying, interviewing, appointing, educating, and compensating such persons would outweigh the benefits to its stockholders at the present time. If MWW is successful in its efforts to secure additional capital, the resources may be available to appoint additional directors.

Mr. Winzkowski and Mr. Marvin have had written employment agreements with MWWLLC since March 23, 2003. The material terms of their employment agreements are set forth in the section below titled Executive Compensation.

In August 1997, Mr. Winzkowski (age 56) became Director of the Inalfa Industries Global Aftermarket Operations, CEO of North America and a member of the Board of Directors. In September 2000, Mr. Winzkowski left his position with Inalfa to serve as the President of Marketing Worldwide. Mr. Winzkowski has served as Chief Executive Officer, President, Secretary and Director of MWW Corporation since October 2003. Mr. Winzkowski holds a degree in chemical Bio-Engineering and in addition studied Business, Marketing and Accounting Administration. He is an accomplished commercial pilot with close to 10,000 Hrs of flight experience, holding European and US Commercial, Air Transport Pilot and Instrument pilot certificates and a variety of Turboprop and Business Jet type ratings along with his single and multi engine ratings. Mr. Winzkowski is a member and manager of JCMD Properties LLC. MWW moved into a new facility in Howell, Michigan as its principal business location, which was built to suit MWW's requirements by JCMD Properties LLC under a long term lease agreement. (See Certain Relationships and Related Transactions on page 23) JCMD LLC was formed in the state of Michigan on December 31, 2003 as a property development and management company. Mr. Winzkowski and Mr. Marvin have been the members and managers of JCMD Properties LLC since its formation.

In August 1997 Mr. Marvin (age 51) became the COO and a member of the Board of Directors of the North American Aftermarket entity of Inalfa Industries. In November 2000, Mr. Marvin became the Managing Director of Operations and co-owner of Marketing Worldwide. Since October 2003, James C. Marvin has served as Chief Operating Officer, Chief Financial Officer and Director of MWW Corporation. Mr. Marvin attended Lake Superior and Cleary Universities majoring in Business and obtained degrees in Business Accounting and Business Administration. Mr. Marvin is a member and manager of JCMD Properties LLC. MWW moved into a new facility in Howell, Michigan as its principal business location, which was built to suit MWW's requirements by JCMD Properties LLC under a long term lease agreement. (See Certain Relationships and Related Transactions) JCMD LLC was formed in the state of Michigan on December 31, 2003 as a property development and management company. Mr. Winzkowski and Mr. Marvin have been the members and managers of JCMD LLC since its formation.

The following individuals are expected to make significant a contribution to the business.

In May 2006 Mr. Douglas Bonstead joined the company as VP of Sales. Mr. Bonstead has 30 years of experience in automotive accessory sales and operational Management. Holding senior management positions at leading automotive Accessory companies, Mr. Bonstead has been an active member of SEMA (Specialty Equipment Market Association) holding positions as a member of the Board of Directors Nominating committee 1995 and as the Board of Directors PRO Chairman 1994 -1996.

In May 2006 Mr. Scott Turpin joined the company as Director of Engineering and Product Development. He has held positions as a project engineer and project manager for companies such as Magna Automotive-Decoma in Specialty Vehicle Engineering, Lear Corporation for the development of several Ford F150 products and has directed the design and development for three successive product launches at Johnson Controls. Mr. Turpin holds a B.S, in mechanical engineering.

Rainer Poertner serves as a consultant to Marketing Worldwide. Mr. Poertner, age 58, has a 20-year record of founding, leading and consulting with private and publicly traded companies in Europe and the US. He served as a director of Syncronys Softcorp from May 1995 to July 1998 and as Chief Executive Officer from July 1995 to July 1998. He co-founded Seamless Software Corporation ("Seamless") and served as the President and a director of Seamless from its inception in May 1993 until its merger with Syncronys Softcorp in May 1995. He served as the Chairman of MediaX Corporation from 1998 to 2001 and from January 2001 to May 2003 as the President of YMedia Corp, a web site development and charity event production company.

In May 2003 Mr. Poertner was retained by Marketing Worldwide Corporation as a consultant to advise its management and stockholders on corporate growth strategies, strategic alliances, and interaction with the financial community. In this position Mr. Poertner's focus is on business expansion and the support in the transition process from a private to a publicly traded company.

Mr. Poertner studied sociology, economy and psychology at the University of Frankfurt and received a degree in economics from the Klinger Business School in 1973.

The personnel plan calls for increasing total employees from 16 persons to 22 persons, within the next 12 months, an increase of 37%. Management anticipates that most new employees will be in functional areas that will support product development, sales and marketing, administration, followed by service.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of March 31, 2007, by:

o each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;
o    each of our officers and directors; and
o    all our officers and directors as a group.

Unless otherwise indicated, all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

Security Ownership of Certain Beneficial Owners and Management
--------------------------------------------------------------
      (1)                                    (2)                                      (3)                   (4)
  Title of Class           Name and Address of Beneficial Owner              Amount and Nature of        Percent
                                                                             Beneficial Owner            Class**

 $.001 par value           Michael Winzkowski                                4,564,800 shares (a)          41%
  common stock             PO Box 2462,                                      (direct)
                           Palm Harbor, FL 34682-2462
                           Mgmt.

  $.001 par value          James C. Marvin                                   4,564,800 shares (b)          41%
  common stock             4772 Shaefer Road
                           Pinckney, Mi 48169
                           Mgmt.

  $.001 par value          Wendover Investments Limited*                     4,000 shares                  9%
  common stock             5th Floor, Zephyr House,                          (direct)
  $.001 par value          Mary Street,                                      1,000,000 options
  common stock             Grand Cayman, Cayman Islands                      (direct)
  underlying stock         BWI
  options

  $.001 par value          Rainer Poertner                                   735,809 shares                7%
  common stock             730 Oxford Avenue                                 (direct)
  $.001 par value          Marina del Rey, CA 90292                          200,000 options
  common stock                                                              (direct)
  underlying stock
  option

  $.001 par value          All directors and officers as a group (2          9,129,600                     81%
  common stock             individuals)

* Wendover Investments Limited owns 4,000 shares of common stock and a common stock purchase warrant to acquire up to 1,000,000 shares of common stock at purchase price of $.50 per share. Mr. Robert Lyons is the principal of Wendover Investments Limited. Under Rule 13(d)(1) a person is deemed the beneficial owner if that person has the right to acquire the securities within 60 days pursuant to options, warrants, conversion privileges or other rights.

** Percentages are based upon the amount of outstanding securities at March 31, 2007. 11,363,080 shares, plus for each person or group, any securities that person or group has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights.

(a) Does not include 1,000 shares purchased by Ms. Johanna Winzkowski in May 2004, the mother of Michael Winzkowski. Michael Winzkowski disclaims any beneficial ownership of the shares referred to in the preceding sentence.

(b) Does not include 10,000 shares purchased by Ms. Joanne Marvin or 770 shares purchased by Mr. Scott F. Marvin in May 2004, the mother and brother of James C. Marvin, respectively. James C. Marvin disclaims any beneficial ownership of the shares referred to in the preceding sentence.

                            DESCRIPTION OF SECURITIES

GENERAL

MWW has the authority to issue One Hundred Ten Million (110,000,000) shares of stock under its Certificate of Incorporation of which stock One Hundred Million (100,000,000) shares of the par value of $.001 each shall be common stock and of which Ten Million (10,000,000) shares of the par value of $.001 each shall be preferred stock. Further, the board of directors of MWW, by resolution only and without further action or approval by the stockholders, may cause the corporation to issue one or more classes or one or more series of preferred stock within any class thereof and which classes or series may have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the board of directors, and to fix the number of shares constituting any classes or series and to increase or decrease the number of shares of any such class or series.

Common stock

The common stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. The board of directors is elected annually to serve until their successors are elected and qualify. The bylaws authorize a five member board of directors which will generally serve for a term of one year. At present, there are two directors and three vacancies on the board. Vacancies on the board can be filled by a majority of the directors then in office and shall serve until the next annual election. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the common shares voted for the election of directors can elect all of the directors.

The common stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock.

As of May 10, 2007, the Registrant had 11,363,080 shares of common stock issued and outstanding.

Preferred stock

The certificate of incorporation authorizes the issuance of 10,000,000 shares of preferred stock with such designation, rights and preferences as may be determined from time to time by the board of directors. The board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. In addition, the preferred stock can be utilized as a method of discouraging, delaying or preventing a change in control.

In April 2007, the board of directors filed a Certificate of Designation of the Relative Rights and Preferences of the Series A Convertible Preferred Stock with the Delaware Secretary of State to authorize 3,500,000 shares of preferred stock as the Series A Convertible Preferred Stock. The Series A Convertible Preferred Stock pays the holder a 9% dividend, has no voting rights except as required under Delaware law, has a liquidation preference of $1.00 per share, conversion rights at the conversion price of $.50 per share, anti-dilution protection, and other rights. In April 2007, MWW sold 3,500,000 shares of the Series A Convertible Preferred Stock and certain Warrants to Vision Opportunity Master Fund, Ltd. for $3,500,000.

WARRANTS

MWW sold a Common Stock Purchase Warrant that allows the holder, Wendover Investments Limited, to purchase up to 1,000,000 shares of MWW's $.001 par value common stock at a price of $.50 per share any time before December 31, 2008. The exercise price and number of shares of common stock to be issued on exercise of the warrant may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrant is not subject to dilution based upon any reverse split of the common stock. The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the company, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price. The warrant holder does not have the rights or privileges of a common stockholder or any voting rights until the warrants are exercised. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders. Although the warrant holder was originally granted the right to a cashless exercise of the warrants if the shares underlying the warrants were not registered by June 30, 2004, the warrant holder waived the cashless exercise provision and signed a written waiver.

In April 2007, MWW sold 3,500,000 shares of the Series A Convertible Preferred Stock and certain Warrants to Vision Opportunity Master Fund, Ltd. for $3,500,000. The Series A Warrants allow the holder to purchase up to 3,500,000 shares of common stock at a price of $.70 per share until April 23, 2012. The Series B Warrants allow the holder to purchase up to 3,500,000 shares of common stock at a price of $.85 per share until April 23, 2012. The Series C Warrants allow the holder to purchase up to 3,500,000 shares of common stock at a price of $1.20 per share until April 23, 2012. The Series J Warrants allow the holder to purchase up to 5,000,000 shares of common stock at a price of $.70 per share until June 23, 2008. Provided the Series J Warrants have been exercised, the Series D Warrants allow the holder to purchase up to 2,500,000 shares of common stock at a price of $.70 per share until June 23, 2012; the Series E Warrants allow the holder to purchase up to 2,500,000 shares of common stock at a price of $.85 per share until June 23, 2012; and the Series F Warrants allow the holder to purchase up to 2,500,000 shares of common stock at a price of $1.20 per share until April 23, 2012. All of the Warrants sold to Vision Opportunity Master Fund, Ltd. contain anti-dilution protection and other rights.

STOCK OPTION

MWW issued a Stock Option to Richard O. Weed as an incentive to represent MWW as legal counsel. The Stock Option allows the holder to purchase up to 250,000 shares of MWW's $.001 par value common stock at $1.00 per share any time before December 31, 2008. Further, the Stock Option is not subject to dilution based upon any reverse split of the common stock and is exercisable, in whole or in part, with a promissory note of not less than 45 days duration or upon common "cashless exercise" terms. Mr. Weed waived the cashless exercise terms of his stock option and signed a written waiver.

DIVIDENDS

MWW has not paid any dividends on its common stock to date and does not intend to pay dividends in the future. The payment of dividends in the future will be contingent upon revenue and earnings, if any, capital requirements and the company's general financial condition. The payment of any dividends is within the discretion of the board of directors. It is the present intention of the board of directors to retain all earnings, if any, for use in business operations. Accordingly, the board does not anticipate declaring any dividends in the foreseeable future.

TRANSFER AGENT

The transfer agent for the common stock and preferred stock is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004. Telephone 212-845-3200.

SHARES ELIGIBLE FOR FUTURE SALE

At present, 9,865,409 shares of MWW's common stock are eligible for sale under Rule 144. However, under the terms of the Securities Purchase Agreement with Vision Opportunity Master Fund, Ltd. all 9865,409 shares are subject to a Lock Up Agreement that preclude the sale of those shares until 12 months following the effective date of this prospectus.

RULE 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

1% of the number of shares of common stock then outstanding (which would equal 113,638 shares since there are currently 11,363,080 shares of common stock issued and outstanding) as of March 31, 2007; and the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about the company.

RULE 144(K)

Under Rule 144(k), a person who is not deemed to have been an affiliate at the time of or at any time during the three months preceding a sale, and who has beneficially owned the restricted shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell their shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

SEC POSITION ON RULE 144 SALES

The Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an "underwriter" under the Securities Act when reselling the securities of a blank check company. Accordingly, the Securities and Exchange Commission believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

REGISTRATION RIGHTS

MWW agreed to file a registration statement covering the resale of the shares of common stock beneficially owned by Vision Opportunity Master Fund, Ltd. MWW will bear the expenses incurred in connection with the filing of any such registration statement.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

Our financial statements as of September 30, 2006 included in this prospectus and registration statement and for each of the years in the four-year period ended September 30 2006 have been audited by Russell Bedford Stefanou Mirchandani LLP, independent auditors, as set forth in their report on such financial statements, appearing elsewhere in this prospectus and in this registration statement, and are included in reliance upon such reports given upon the authority of said firm as experts in accounting and auditing.

Weed & Co. LLP, special counsel for Marketing Worldwide Corporation, has given an opinion on the validity of the securities being registered in this offering. Richard O. Weed, managing partner of Weed & Co. LLP, owns an option to purchase to 195,000 shares of MWW's $.001 par value common stock at $1.00 per share any time before December 31, 2008 and 239,085 shares of common stock.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 ("the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                       ORGANIZATION WITHIN LAST FIVE YEARS

PLEASE SEE CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

                             DESCRIPTION OF BUSINESS

MWW is a small business issuer that operates in a niche of the supply chain for new passenger automobiles in the United States and Canada. We provide automotive accessory programs for installation on new automobiles. An accessory program refers to the complete package of goods and services related to a single accessory for a particular type of automobile. For example, our first accessory program, in 1999, was an agreement to design, manufacture, and deliver rear deck spoilers for the Toyota Camry to South East Toyota Distributors, Inc., an independently owned company that accessorizes Toyota and Lexus automobiles in its Vehicle Processing Centers and then distributes these vehicles into the automotive dealer network in the Southeastern United States. MWW has been extending its business operations by beginning to sell programs to KIA Motors America based in Irvine, California, which is the U.S. subsidiary of KIA Motors Corporation of Seoul, South Korea. MWW intends to extend its operations in future periods to automobile brands besides Toyota and KIA. During the year ended September 30, 2006, Marketing Worldwide sold 20 accessory programs, primarily for installation on new Toyota automobiles, to its three major customers, South East Toyota Distributors, Inc., Gulf States Toyota, Inc., and Toyota Canada, Inc. These three customers accounted for 88% of revenues during fiscal 2006.

We have established initial relationships with several other major foreign and domestic automobile manufacturers and first Requests for Quotes (RFQs) have been received. However, we currently deliver the majority of our accessory programs directly to three large North American and Canadian automobile processing centers. The three automobile processing centers are owned by South East Toyota Distributors, Inc., Gulf States Toyota, Inc. and Toyota Canada, Inc. We have also been delivering an accessory program for the Toyota Matrix directly to the Toyota Motor Manufacturing Corporation assembly plant in Canada and have also been delivering our first accessory programs to Kia Motors America. We are in various stages of seeking to provide our accessory programs to other major foreign and domestic automobile manufacturers such as Nissan, Subaru, Honda and Hyundai.

The accessory programs that we market to large vehicle processing centers for installation on new automobiles are created by a design and manufacturing process that we manage and control. MWW regards manufacturing as a system designed to perform the activities required to deliver the end-product to the customer and meet the customer's needs, from design to finance to production to sales and marketing to after-sales service. MWW manages its supply chain or network of relationships so that MWW's goods can be incorporated into other firms' global supply chains. Notably, MWW does not have a direct contractual relationship with Toyota Motor Corporation, who manufacturers the Toyota automobiles, but MWW's products are sold to South East Toyota Distributors, Inc., Gulf States Toyota, Inc., Toyota Canada, Inc., who distribute Toyota and Lexus automobiles. MWW has a direct relationship with Kia Motors America based in Irvine, California, the U.S. subsidiary of KIA Motors Corporation of Seoul, South Korea. These companies coordinate the delivery of MWW's accessory programs to coincide with the arrival of new automobiles to the port or vehicle processing centers and the launch and subsequent delivery dates of new automobile models into the national distribution channel. As such, South East Toyota Distributors, Inc., Gulf States Toyota, Inc., Toyota Canada, Inc. and Kia Motors America demand that MWW and its group of manufacturers comply with the quality standards of their respective manufacturers while sharing advance product information that allows MWW to design and manufacture accessories for each new body style introduced by those automobile manufacturers in the US and Canada in time for new model launches and to fill follow up orders by the dealer network, typically for the life span of the automobile model.

MWW's manufacturers are a close working group comprised of toolmakers, molders and paint facilities. The selection of a specific vendor or manufacturer used by MWW depends upon the requirements of MWW's customers and the capability of such vendors to produce the MWW designs to MWW specifications. MWW vendors or manufacturers have included: AWA AISIN, a Toyota Motor Corporation certified and partially Toyota owned supplier that provides MWW with original equipment manufacturer quality components and materials; Borla Performance, that provides MWW with original equipment manufacturer quality stainless steel performance exhaust systems; Modern Plastics and Pinnacle, Michigan and Ohio based blow molders that provide MWW with blow molded plastic items; Toyota Team Europe, a subsidiary of Toyota Motor Corporation that provides MWW with various accessory components; Colortek that provides MWW with class A painting services that conform to the automotive industry quality standards; Activline Germany GmbH that provides MWW with custom designed and ,manufactured carbon fiber seat heaters; and Hella, Inc. and Sirius Inc, that provide MWW with electronic parts and lighting assemblies. MWW believes that its relationship with each vendor is good. There are no long term agreements between MWW and any vendor that is referred to as being a part of this group of vendors or manufacturers.

At the instruction and with the supervision of MWW, each of MWW's suppliers executes a different stage of the manufacturing process for MWW's final product. MWW selects, retains, and compensates these individual firms and coordinates the scheduling and is responsible to its customers (the vehicle processing centers) for the final work product, its timely delivery, the supplying of installation instructions, training of technical personnel and execution of warranty services. MWW's suppliers are typically certified by the International Standards Organization ("ISO") with the ISO 9000 certification. [ISO 9000 certification refers to the objectively measurable set of quality management standards and guidelines that form the basis for establishing quality management systems adopted by the ISO. The ISO is a non-governmental organization comprised of the national standards institutes of 146 countries]. MWW manages manufacturing and its employees are involved in all aspects of the process. MWW exerts control over its suppliers through new purchase orders, repeat orders and payment policies. Each supplier has a stake in the overall success of each accessory program because the suppliers get purchase orders and receive payment for filling the orders. The suppliers will receive requests for additional accessory programs when MWW's accessory programs are adopted/purchased by MWW's customers.

THE COMPANY

Marketing Worldwide Corporation, a Delaware corporation ("MWW" or the "Company"), was incorporated on July 21, 2003. On October 1, 2003, we acquired 100% of the membership interests of Marketing Worldwide LLC, a Michigan limited liability company, under a Purchase Agreement with the owners. Accordingly, Marketing Worldwide LLC became a wholly owned subsidiary as of October 1, 2003.

The predecessor of Marketing Worldwide LLC, a Michigan limited liability company, was organized on October 27, 1997 in the state of Florida as Marketing Worldwide, Ltd., a Florida limited partnership. Marketing Worldwide, Inc., a Florida corporation, was the corporate general partner of Marketing Worldwide Ltd. Marketing Worldwide Ltd. and had limited operations until August 1998.

On December 27, 2001, Marketing Worldwide, Ltd., a Florida limited partnership, merged into Marketing Worldwide LLC, a Michigan limited liability company. Marketing Worldwide LLC, a Michigan limited liability company, was organized on December 27, 2001. The same day Marketing Worldwide LLC was organized, it merged with Marketing Worldwide, Ltd. The merger between Marketing Worldwide, Ltd. And Marketing Worldwide LLC represented a change in the form of legal organization (limited partnership to limited liability company) and change in legal domicile (Florida to Michigan).

PRINCIPAL PRODUCTS AND SERVICES

The majority of MWW's accessory programs are sold directly to two large independently owned and one KIA USA owned vehicle processing centers located in North America and two Toyota owned centers in Canada. These vehicle processing centers receive a continuous stream of new vehicles from the foreign and domestic automobiles manufacturers for distribution into United States and Canadian dealer distribution channel.

The vehicle processing centers submit purchase orders to MWW for the delivery of accessories programs for specific types of vehicles, so they can deliver a continuous stream of fully accessorized vehicles to the dealer distribution channel across the entire U.S. and Canada. An accessory program refers to the complete package of goods and services related to a single accessory for a particular type of vehicle. MWW expects to increase its revenues by selling additional accessory programs to its current customers and by adding additional processing centers for new automobile manufacturers. In addition to its core products, MWW provides installation fixtures and technical training to install the accessories at the facility. Moreover, MWW continues to develop new products to meet the changing demands of consumers and accommodate the changing body and model styles/equipment supplied by the manufacturer. MWW's accessory programs allow the retail car buyer to purchase a fully accessorized automobile in the dealer showroom.

MWW business model empowers its customers to make the selection of various accessories (sold by MWW) later in the production cycle, thus improving time to market for their automobiles. The principal MWW products sold during the last two fiscal years include Automotive Body Components such as:

* Rear Deck Spoilers
* Running Boards
* Front Grills
* Stainless Steel Exhaust Systems
* Side skirts or front ends
* Carbon Fiber Seat Heater Systems
* Lights and Fixtures

MWW currently delivers accessory programs, focused on the Toyota brand to the vehicle processing centers. These programs generate the majority of MWW's revenue. An accessory program refers to the complete package of goods and services related to a single accessory for an automobile sold by MWW to its customer. For example, MWW currently sells the Toyota Avalon spoiler program to all three of its major customers, South East Toyota, Gulf States Toyota and Toyota Canada, Inc. The spoiler program delivers training at each port processing/installation facility, complete written instructions and installation templates, installation fixtures and tools, and a spoiler for installation on each Avalon covered by the program.

In future periods, management hopes to expand MWW's business operations to include the sale of programs to new customers at the VPCs.

Further, once a program has been developed, MWW may be able to sell the accessories, components, products and services in the general retail aftermarket.

Our current accessory programs consisted of the following.

SOUTH EAST TOYOTA
-----------------

KIT-SPOILER AVALON '05
KIT-SPOILER CAMRY
KIT-SPOILER COROLLA

KIT-SPOILER 4RUNNER
KIT-SPOILER ASY SIENNA
KIT-SPOILER YARIS SEDAN
KIT-DOOR GLASS TRIM SCION XB
KIT-DR HANDLES SCION XB
KIT-SEAT HEATER
KIT-EXHAUST SYSTEM TUNDRA
KIT-EXHAUST SYSTEM SEQUOIA
KIT-EXHAUST SYSTEM SCION TC
KIT-EXHAUST SYSTEM TACOMA
KIT-EXHAUST SYSTEM SCION XB
KIT-EXHAUST SYSTEM FJ
KIT-EXHAUST SYATEM CAMRY
TIP-MATRIX EXHAUST SYSTEM

GULF STATES TOYOTA
------------------
KIT-SPOILER CAMRY
KIT-SPOILER COROLLA
KIT-SPOILER 4RUNNER
KIT-SPOILER ASY MATRIX
KIT-EXH SYS DUAL TACOMA
KIT-INTERIOR TRIM CAMRY

TOYOTA CANADA, INC.
-------------------
KIT-SPOILER CAMRY
KIT-SPOILER COROLLA
KIT-SPOILER 4RUNNER
KIT-SPOILER MATRIX PORT
KIT-SPOILER MATRIX TMMC
KIT-SPOILER SIENNA
KIT-SPOILER YARIS SEDAN
KET-SPOILER YARIS HB
KIT-EXHAUST SYSTEM TUNDRA
KIT-EXHAUST SYSTEM RAV4
KIT-EXHAUST SYSTEM TACOMA
KIT-EXHAUST SYSTEM CAMRY
KIT-EXHAUST SYSTEM COROLLA
KIT-EXHAUST SYSTEM 4RUNNER
KIT-EXHAUST SYSTEM TACOMA
TIP-EXHAUST MATRIX "TRD"
TIP-MATRIX EXHAUST SYSTEM

CONCEPT ONE
SPOILERS

WEBASTO
-------
KIT-SEAT HEATERKIA USA
DOOR SILL TRIM RIO
DOOR SILL TRIM SPECTRA

PROGRAMS DEVELOPED

The initial direct to the plant program or Toyota Matrix program is the first on-line production supply program for MWW. The Toyota Matrix program marks the beginning of MWW's efforts to expand its supply of components beyond the port or vehicle processing facilities directly to the Production Plants. MWW is currently supplying two components for this vehicle and the program has been extended to run through December of 2008. Currently, volumes on the Toyota Matrix program are continuing to exceed original forecasts.

PRODUCTS IN DEVELOPMENT

During 2006, MWW further increased its product development efforts consistent with its plan of operation. MWW designed several new components based upon its internal design concepts. Following the initial review with our customers, we were approved to commence to the next level of development of all designs. During 2006, six of MWW's new product ideas were approved by its customers and MWW has started production on all of these programs.

A rear high mount spoiler was developed in conjunction with AWA Aisin and approved for production for the 2007 Toyota Camry by our customers and has been launched during 2006. This is a new vehicle and the program is scheduled to run through the year 2011.

MWW's design and engineering team has developed, designed and prototyped a lip spoiler for the 2007 Toyota Camry; this design has been approved and has been delivered to our customers beginning in April 2006.

MWW has developed, tooled and prototyped two (2) rear deck spoilers, a front air dam and spads for the new Toyota Tundra and Tacoma trucks, after approval by our customers. These products were launched in the third quarter of 2006.

Our first non-Toyota or Lexus programs are for the KIA Spectra and KIA Rio. The components have been approved and MWW has delivered product to KIA Motors America. This program is for both KIA Motors America and KIA Canada and is scheduled to run for three years.

Three new development projects were for stainless steel performance exhaust systems for the Toyota Yaris HB, Toyota Camry and Toyota FJ Cruiser .The systems were developed on request of the customer. All exhaust systems have already been prototyped, reviewed and approved and are in production.

MWW has developed and prototyped one new electrical product, applicable to any car model by any automobile manufacturer. The product has been fully developed and is currently in the final approval stages with several customers and MWW hopes to ship first product during the second quarter of 2007.

In addition to its internal development programs, MWW is in various stages of joint program developments on a number of new programs with three other suppliers. These development efforts were undertaken to expand our product offering and customer base, while reducing our development costs. The new product designs are not vehicle specific and would allow for easy installation on almost any vehicle. These products are prototyped and tooled with expected launch dates in the second quarter 2007.

New products placed into production during 2006 were the Camry Spoiler, Tailgate Spoilers, and the Yaris HB Spoiler. New products developed and placed into production in 2006 were the Yaris Sedan Spoiler, FJ, and Camry Exhaust systems, and Kia Rio interior trim components.

THE MARKET

The automobile accessory market is highly fragmented and not dominated by a few large participants. Meanwhile, the market for automobile manufacturing is capital intensive and dominated by a limited number of large global participants. Due to competitive pressures among vehicle manufacturers, many automobile manufacturers have created option packages that are referred to as "port installed" or "dealer installed" option packages. The option packages are installed either at the domestic port processing centers or at the dealer and not during the initial manufacturing process at the manufacturer's assembly line

The port processing centers or vehicle processing centers are owned by the automobile manufacturers or independent third parties. These centers focus on distributing accessorized automobiles into the retail dealership network. The processing centers do not have the capacity and it is not part of their business plan to design and manufacture add-on components. Instead they have trained employees and are equipped to install virtually any accessory supplied to them in their facilities. With MWW's components, parts, training, installation instructions, fixtures and templates, any vehicle received by the centers can be fully accessorized before it goes into the retail dealer distribution network.

Vehicle manufacturers and their distributors utilize suppliers such as MWW to propose, design, manufacture and deliver the products that are in demand by automobile buyers. The processing centers operate under quality control programs similar or equal to the manufacturer's on-line production facilities. Therefore, process stability, quality control issues and other related procedures are a crucial component of a successful relationship with the processing centers.

MWW's operations involve the design, tooling, manufacturing/assembly, sale and delivery of accessories to the port or vehicle processing centers. MWW supplies accessory products directly to the automobile processing centers at their U.S. entry ports and in Canada, for installation as either Port Installed Options or Dealer Installed Options programs. Port Installed Options refer to vehicle accessories that are installed at the port processing centers as opposed to options or accessories that are installed at the time the vehicle is assembled at the manufacturing facility. Dealer Installed Options refer to vehicle accessories that are installed at the dealer's facility as opposed to options or accessories that are installed at the time the vehicle is assembled at the manufacturing facility or at the port facility. The vehicle processing centers that will market those particular vehicles into the dealer network is responsible for requesting, approving, and ultimately paying for the accessories.

MWW also provides a limited number of components for regular aftermarket usage. MWW provides services, primarily training programs for processing center employees concerning installation, logistics training, quality assurance, testing procedures and warranty work, to support specific MWW products, programs and other needs for its core clients at the processing centers.

MAJOR CUSTOMERS

MWW's major customers in the U.S. are the large independently owned Toyota ports, South East Toyota Distributors, Inc. and Gulf States Toyota, Inc. In Canada, MWW's major customer is Toyota Canada, Inc. Other customers include KIA Motors America, and Webasto Roof Systems, a domestic and international manufacturer of original equipment and after market roof systems and distributor of select automotive accessories, several large accessory dealers groups and miscellaneous selected accounts in Europe. For the year ended September 2006, MWW was dependent upon three (3) customers for 88% of its revenue and 93% of its accounts receivable at September 30, 2006 were due from three (3) customers. For the year ended September 30, 2005, MWW was dependent upon three customers for 88% of its revenue and 64% of its accounts receivable at September 30, 2005 were due from three customers.

MWW devotes significant attention to its major customers and is seeking to develop relationships with additional customers, so that it will decrease its dependency on only a few major customers. For the year ended September 30, 2006, South East Toyota Distributors, Inc., Gulf States Toyota, Inc., Toyota Canada, Inc., Katzkin and Webasto represented 46%, 25%, 17%, 4% and 4% of MWW's total revenue, respectively. For the year ended September 30, 2005, South East Toyota Distributors, Inc., Gulf States Toyota, Inc., Toyota Canada, Inc. Katzkin and Webasto, represented 42%, 29%, 17%, 6% and 6%, of MWW's total revenue, respectively.

RESEARCH & DEVELOPMENT

MWW believes that its future performance will depend in large part on its ability to maintain and enhance its current product lines, develop new products, maintain technological competitiveness, meet demands from customer requirements and acquire new customers.

Each major program (i.e. a running board, rear deck spoiler or bumper guard) requires approximately $100,000- 200,000 for product development, including R&D, initial design and support investment. This amount includes design, development, tooling and initial inventory for at least one to two (1-2) months. Total research and development costs charged to income were $120,775 and $148,894 for the years ended September 30, 2006 and 2005, respectively.

The development phase of a new program starts between six to twelve (6-12) months before the model launch date of the car model for which they are being designed.

PROCESS

1. A customer will inquire with MWW, to learn if concepts or components for a new car model currently in production or in the planning stages by an automobile manufacturer have already been developed by MWW. Based on this initial interest and on a further provisional commitment by the customer, MWW will obtain all necessary model data from the manufacturer and commence with the design and manufacturing of the new program.

2. MWW independently will determine the feasibility and the revenue potential of a new program and present its concept to the potential customer. After determining the customer's interest and subsequent commitment, MWW will begin with the development of the new program

The program development process entails the following steps:

* Determine program revenue/profit potential
* Solicit volume estimate from customer
* Model data is obtained and design concepts are developed
* Set Launch date
* Proposal including pricing is submitted to the customer
* On customer approval a prototype is built
* Review date for customer component approval
* Purchase Order issued
* Manufacturing process begins

CUSTOMER SERVICE AND SUPPORT

MWW devotes substantial resources to providing customers with technical support, customer education and installation training. The Company believes that a high level of customer service and support is critical to the adoption of its new programs.

TECHNICAL SUPPORT

Technical support for MWW's products is provided through both field and corporate-based technical advisors. MWW provides customers with installation fixtures and tools, templates and manuals.

PRODUCT WARRANTIES

MWW generally warrants its products to be free from material defects and to conform to material specifications for a period of three (3) years. MWW has not experienced significant returns to date.

MWW suppliers provide warranties for each product manufactured covering manufacturing defects for the same period that MWW offers to its customers. Therefore, a majority of the claims made under product warranties by MWW's customers are covered by our supplier partners and sub-suppliers.

TECHNOLOGY

PORTABLE DIGITIZING SYSTEM

In order to produce its products and at the same time expedite the design and development, MWW tries to always use the latest in digital recognition and design technology. Digital recognition refers to the use of up to date digital (versus photographic or analog) imaging equipment to capture data for manipulation using computer aided design (CAD) programs to assist the process. MWW uses portable equipment to obtain surface and/or component data acceptable for CAD, either in the field or at the processing center's location. This allows MWW to create highly accurate full-scale parts that can be used for development, presentations and sales and marketing, should the CAD data for a particular vehicle not be available in advance.

COMPUTER AIDED PHOTOGRAPHY

Utilizing computer generated concept design; MWW has been able to shorten the time period from concept to presentation by as much as sixty percent (60%), compared to traditional design methods. This design technique allows for rapid response to specification changes and the generation of photo quality montages of the component seemingly mounted on an actual vehicle for optimum presentation effect.

CAD - COMPUTER AIDED DESIGN

MWW uses CAD data as it is being made available by the automobile manufacturer or by MWW's marketing partner to generate surface data, fastening locations, verify dimensions and develop the actual component and required tooling.

TOOLING

MWW uses aluminum or steel tools to produce its vehicle body components. These tools allow high reproduction volume by MWW's manufacturers while maintaining the quality of the component produced. This tool typically does not need replacement through the entire component production life cycle and requires little or no maintenance.

BLOW MOLDING

A process to manufacture plastic parts from a mold, the Blow Molding Process allows for the production of lightweight, stable and uniformly dimensioned plastic components with a smooth and paintable surface, allowing the utilization of a range of different materials to meet the applied ISO quality standards.

PAINT

MWW uses several paint facilities, which are certified for automotive refinishing paint applications and systems. Parts are painted using a multiple step process, baked and cured to assure the required original equipment quality finish.

SOURCING

All MWW contract suppliers and production facilities are original equipment manufacturer approved and certified by the International Standards Organization ("ISO") with the ISO 9000 certification. ISO 9000 certification refers to the objectively measurable set of quality management standards and guidelines that form the basis for establishing quality management systems adopted by the ISO. The ISO is a non-governmental organization comprised of the national standards institutes of 146 countries. The facilities have been strategically selected to minimize transportation cost and logistics. Suppliers are required to participate in quality assurance audits and submit the appropriate documentation for the components it processes for MWW.

DESIGN SERVICES

MWW employs special design and engineering services that are carefully selected and qualified full service providers to complement the in-house design staff. Intellectual property rights are regulated through the appropriate agreements, such as confidentiality agreements and purchase orders.

The selected entities are highly regarded throughout the industry with a twenty
(20) year record of accomplishment in the design and development of automotive accessories. MWW has been working with the same designers and firms since inception.

SUPPLIERS

MWW has established relationships with a group of global suppliers that deliver quality materials for the production of add-on components to MWW. However, MWW largely depends upon three major suppliers, AWA Aisin, Borla Performance and Colortek. MWW devotes significant attention to these three relationships. MWW believes there are numerous sources for the raw materials used in its products. For the year ended September 30, 2006, MWW made 62% of its purchases from three suppliers and at September 30, 2006, 74% of MWW's accounts payable were due to three suppliers. For the year ended September 30, 2005, MWW made 78% of its purchases from three suppliers and at September 30, 2005, 66% of MWW's accounts payable were due to three suppliers.

AWA AISIN (ASIAN WORLD CORPORATION)

AWA/Aisin is located in Japan and partially owned by the Toyota Corporation. AWA/Aisin is a Tier-1 supplier to Toyota and other third party global automobile manufacturers. Based on this close relationship, Aisin provides MWW with components and material that are original equipment manufacturer quality and provided by a Toyota certified supplier. Many of the programs that MWW sells in the United States are MWW designed variations of factory-supplied parts. Aisin also manufactures raw parts and finished goods to MWW specific design and manufacturing instructions.

BORLA PERFORMANCE

Headquartered in California with locations in Europe, Borla is one of the top two suppliers for original equipment manufacturer grade specialized stainless steel performance exhaust systems and a longstanding supplier for MWW.

PINNACLE PLASTICS

An Ohio based Blow Molder and an original equipment manufacturer approved supplier among others for Honda, Ford Motor Company and MWW.

WET/NCC

One of the original equipment manufacturers for carbon fiber seat heating systems.

COLORTEK

This firm is a Class A automotive paint facility and supplier of paint technology systems and paints. It provides high quality paint jobs for Ford, General Motors, Chrysler and MWW products. The firm is ISO 9000 certified.

CARS AND CONCEPTS / NOLDEN

German based company supplying WET/NCC seat heaters.

HELLA, INC.

One of the largest suppliers for light assemblies and other electronic parts in the world.

COMPETITION

The general aftermarket automotive industry is highly competitive. In MWW's market niche, defined as selling directly to the port processing center, competition is somewhat limited and is occasionally represented by smaller divisions of larger companies. MWW competes for a share of the overall automotive aftermarket and potential new customers. In general, competition is based on proprietary product design capabilities and product quality, features, post-sale support, price and satisfactory after sale support. MWW's competitors include companies that offer a broad range of products and services, such as urethane molded parts, running boards, ground effects, and design.

The failure to enhance existing products and customer relationships, develop and/or acquire new products or expand our ability to acquire new customers could have a material adverse effect on our business, financial condition and results of operations.

MAIN COMPETITORS

Foam Molders

Specializes in Urethane and ABS plastic components. Foam Molders currently offers only a limited spoiler programs at the port processing facilities.

Pro Design

Specializes in injection molded exterior trim components offering lip style spoilers and body trim parts.

COMPETITIVE ADVANTAGES

MWW believes that its competitive edge lies in the strategic positioning of MWW as a partner for its clients and not simply another supplier. It consequently focuses on the careful cultivation of these long-standing relationships, in contrast to simply selling products to anonymous customers. By making sure, those customers are and will remain satisfied clients; MWW is not only stabilizing and growing its client roster and assuring revenue growth, but also simultaneously building and maintaining barriers of entry for competitors. MWW spent many years cultivating the relationships that led to becoming a credible supply partner in the global supply chain for Toyota and Lexus vehicles. As part of the process, MWW built a strong commercial relationship with AWA Aisin that assists MWW in design of products for new Toyota and Lexus vehicle models. With this information, MWW can prepare programs for its customers that correspond to the 3-5 year life cycles of each vehicle model. Moreover, if MWW can manage its supplier and customer relationships effectively, it is creating reasonable barriers of entry for competitors, which might make it more difficult to persuade MWW's customers to switch to their goods and services. MWW is currently in the process of establishing those same relationships with additional foreign and domestic manufacturers. However, there can be no reasonable assurance that MWW will be able to maintain or expand its customer relationships.

PROPRIETARY RIGHTS

MWW primarily relies upon a combination of trade secret laws, nondisclosure agreements and purchase order forms to establish and protect proprietary rights in the design of its products and in the products itself. However, it may be possible for third parties to develop similar products independently, provided they have not violated any contractual agreements or intellectual property laws. In addition, effective copyright and trade secret protection may be unavailable or limited in certain foreign countries. The Company may continue to pursue additional copyrights and patent protection for selected products in the future.

COST OF COMPLIANCE WITH ENVIRONMENTAL REGULATIONS

The Company currently has no costs associated with compliance with environmental regulations. However, there can be no assurances that we will not incur such costs in the future.

EMPLOYEES

MWW has eighteen (18) full-time and three (3) part-time employees. During fiscal 2005, MWW had twelve (12) full time and two (3) part time employees. MWW considers full-time to be 32 or more hours per week. Management believes that the structure of its workforce allows MWW to scale its overhead according to the scope of its design, tooling, assembly and manufacturing requirements throughout the year. MWW plans to add employees in the future.

MWW has elected to outsource various activities, such as mechanical design, tooling, machinery and manufacturing capabilities to several consultants and its key suppliers AWA Aisin and Borla Performance. MWW has elected to outsource several, but not all of the activities required to manufacture its accessory programs. Management believes that outsourcing these activities allows the dynamic and economical use of resources. The outsourcing decisions was made by management to keep product development cost and overhead low and to limited the number of fully employed personnel within the company. Management believes this strategy allows the company to react to changing market conditions and scale overhead efficiently, based on the existing product demand and other general economic conditions. The outsourcing agreements with consultants, AWA Aisin and Borla Performance are not a set of complex written documents. Instead, these business relationships are a part of what is often referred to as the automotive original equipment manufacturer (OEM) aftermarket accessory market. For example, AWA Aisin is partially owned by Toyota Motor Corporation of Japan and it is a Tier-1 supplier to Toyota and other automotive manufacturers. Similarly, Borla Performance is a manufacturer of specialized stainless steel performance exhaust systems. MWW orders equipment made by these companies and repackages it for its customers. For other programs, MWW integrates components from these suppliers and others into complete systems for its customers. While on other programs, MWW suggests new designs or new products for automotive aftermarket accessories. The term aftermarket refers to the market for parts and accessories used for the enhancement of a vehicle purchase or its upkeep. The word accessory used in this context refers to something nonessential, but desirable because the item contributes to an effect or result for the vehicle or driver. MWW calls itself an OEM or OE supplier of automotive aftermarket accessories because it acquires and markets items produced by others that are nonessential enhancements to the actual function of a vehicle, but the items are nonetheless desirable because the item contributes to an effect sought by the customer.

Our suppliers have a stake in the development process because they will get purchase orders and receive payment for filling the purchase orders and requests for services if the designs and products are adopted/purchased by MWW's customers. MWW does not have any copyrights or patents. MWW's product designs are protected only with confidentiality and non-disclosure agreements and these agreements may not cover all of the activities performed by our suppliers. Further, MWW's outsourcing activities are not regulated by a set of contracts, but only by the legal conditions evidenced in the purchase orders. By exchanging purchase orders, the parties providing the outsourcing activities accept these conditions. The activities covered under such an agreement (i.e., the purchase order) include mechanical design, tooling, machinery and manufacturing. The purchase orders seek to regulate such issues as ownership of the intellectual property rights to the design and the price to be paid by MWW for the products. Beyond the price agreed upon in the purchase orders there is no other compensation and/or revenue sharing for a supplier. This practice is not unusual. MWW has proceeded this way with the same suppliers and customers for the last five (6) years without any issues over its product designs and process knowledge.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion and analysis should be read in conjunction with our financial statements. This discussion should not be construed to imply that the results discussed herein will necessarily continue into the future, or that any conclusion reached herein will necessarily be indicative of actual operating results in the future.

GENERAL OVERVIEW

The Company is a manufacturer of aftermarket original equipment accessory parts for automobiles and light trucks in the United States and Canada.

All of the Company's revenues are derived through sales to automotive companies. As a consequence, the Company is dependent upon the acceptance of its products in the first instance by the automotive industry. As a result of the Company's dependence on the acceptance of its products by the automobile industry, its business is vulnerable to actions which impact the automotive industry in general, including but not limited to, current consumer interest rates, fuel costs, and new environmental regulations. Other important factors, which may impact the Company's financial results, include the fact that the Company's business is dependent on a continued source of supply of many automotive body parts from a limited number of suppliers.

Growth opportunities for the Company include expanding its geographical coverage and increasing its penetration of existing markets through internal growth and expanding into new product markets and adding additional customers. Challenges currently facing the Company include managing its growth, controlling costs and completing the implementation of its enterprise-wide software systems and electronic commerce site and logistics exchange platform. Escalating costs of audits, Sarbanes-Oxley compliance, health care and commercial insurance are also challenges for the Company at this time.

The following specific factors could affect our revenues and earnings in a particular quarter or over several quarterly or annual periods:

The requirements for our products are complex, and before buying them, customers spend a great deal of time reviewing and testing them. Our customers' evaluation and purchase cycles do not necessarily match our report periods, and if by the end of any quarter we have not sold enough new products, our orders and revenues could be below our plan. Like many companies in the automotive accessory industry, a large proportion of our business is attributable to our largest customers. As a result, if any order, and especially a large order, is delayed beyond the end of a fiscal period, our orders and revenue for that period could be below our plan.

The accounting rules we are required to follow permit us to recognize revenue only when certain criteria are met.

CRITICAL ACCOUNTING POLICIES

The preparation of our financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and judgments that affect our reported assets, liabilities, revenues, and expenses, and the disclosure of contingent assets and liabilities. We base our estimates and judgments on historical experience and on various others assumptions we believe to be reasonable under the circumstances. Future events, however, may differ markedly from our current expectations and assumptions. While there are a number of significant accounting policies affecting our consolidated financial statements; we believe the following critical accounting policies involve the most complex, difficult and subjective estimates and judgments:

o Accounting for variable interest entities
o Revenue recognition
o Inventories
o Allowance for doubtful accounts
o Stock based compensation

ACCOUNTING FOR VARIABLE INTEREST ENTITIES

In December 2003, the FASB issued a revision to FASB Interpretation ("FIN") No. 46, "Consolidation of Variable Interest Entities" (FIN No. 46R). FIN No. 46R clarifies the application of ARB No. 51, "Consolidated Financial Statements," to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity risk for the entity to finance its activities without additional subordinated financial support. FIN No. 46R requires the consolidation of these entities, known as variable interest entities, by the primary beneficiary of the entity. The primary beneficiary is the entity, if any, that will absorb a majority of the entities expected losses, receive a majority of the entity's expected residual returns, or both.


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

Pursuant to the effective date of a related party lease obligation, the Company adopted FIN 46R on January 1, 2005. This resulted in the consolidation of one variable interest entity (VIE) of which the Company is considered the primary beneficiary. The Company's variable interest in this VIE is the result of providing certain secured debt mortgage guarantees on behalf of a limited liability company that leases warehouse and general offices located in the city of Howell, Michigan.

The consolidation of the VIE resulted in net income of $48,267 for the year ended September 30, 2006. Since the consolidation of the VIE was performed as of January 1, 2005, there was no significant impact to the Consolidated Statements of Income and Consolidated Statements of Cash Flows. The impact of consolidating the VIE on the Company's Consolidated Balance Sheet at January 1, 2005, was an increase in the Company's assets and liabilities of approximately $1.6 million and $1.4 million, respectively.

The construction loans have been converted into two mortgage loans. As of September 30, 2006, the balance of the JCMD Properties LLC mortgage loan with Key Bank National Association was $741,524. The mortgage note payable has been collateralized by the substantially all of the Company's assets. The balance of the second construction loan was converted into a mortgage loan with Key Bank and subsequently converted again into a SBA loan. As of September 30, 2006, the balance of the SBA loan was $613,104.

REVENUE RECOGNITION

Revenues on the sale of products, net of estimated costs of returns and allowance, are recognized at the time products are shipped to customers, legal title has passed, and all significant contractual obligations of MWW have been satisfied. Products are generally sold on open accounts under credit terms customary to the geographic region of distribution. MWW performs ongoing credit evaluations of the customers and generally does not require collateral to secure the accounts receivable.

INVENTORIES

We value our inventories, which consist primarily of automotive body components, at the lower of cost or market. Cost is determined on the average cost method and includes the cost of merchandise and freight. A periodic review of inventory quantities on hand is performed in order to determine if inventory is properly valued at the lower of cost or market. Factors related to current inventories such as future consumer demand and trends in MWW's core business, current aging, and current and anticipated wholesale discounts, and class or type of inventory is analyzed to determine estimated net realizable values. A provision is recorded to reduce the cost of inventories to the estimated net realizable values, if required. Any significant unanticipated changes in the factors noted above could have a significant impact on the value of our inventories and our reported operating results.


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

ALLOWANCE FOR UNCOLLECTIBLE ACCOUNTS

We are required to estimate the collectibility of our trade receivables. A considerable amount of judgment is required in assessing the realization of these receivables including the current creditworthiness of each customer and related aging of the past due balances. In order to assess the collectibility of these receivables, we perform ongoing credit evaluations of our customers' financial condition. Through these evaluations we may become aware of a situation where a customer may not be able to meet its financial obligations due to deterioration of its financial viability, credit ratings or bankruptcy. The reserve requirements are based on the best facts available to us and are reevaluated and adjusted as additional information is received. Our reserves are also based on amounts determined by using percentages applied to certain aged receivable categories. These percentages are determined by a variety of factors including, but are not limited to, current economic trends, historical payment and bad debt write-off experience. We are not able to predict changes in the financial condition of our customers and if circumstances related to our customers deteriorate, our estimates of the recoverability of our receivables could be materially affected and we may be required to record additional allowances. Alternatively, if we provided more allowances than are ultimately required, we may reverse a portion of such provisions in future periods based on our actual collection experience. As of September 30, 2006, we determined there was no reserve required against our account receivables.

STOCK-BASED COMPENSATION

Prior to January 1, 2006, we accounted for the Plans under the recognition and measurement provisions of APB Opinion No. 25, as permitted by SFAS No. 123. Consequently, no stock-based compensation cost relating to stock options was recognized in the consolidated statement of income for any period prior to 2006, as all options granted under the Plans had an exercise price equal to the market value of the underlying common stock on the date of grant. Effective January 1, 2006, we adopted the fair value provisions for share-based awards pursuant to SFAS No. 123(R), using the modified-prospective-transition method. Under that transition method, compensation cost recognized in 2006 includes (a) compensation cost for all share-based awards granted prior to, but not yet vested as of January 1, 2006, based on the attribution method and grant date fair value estimated in accordance with the original provisions of SFAS No. 123, and (b) compensation cost for all share-based awards granted subsequent to January 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123(R), all recognized on a straight line basis as the requisite service periods are rendered. Results for prior periods have not been restated.

COMPARISON OF THE YEAR ENDED SEPTEMBER 30, 2006 TO THE YEAR ENDED SEPTEMBER 30, 2005

SALES

Net sales increased by $1,375,039 or 17% from $8,101,109 in 2005 to $9,476,148 in 2006. The increase in net sales was the result of increasing sales of existing products and the launch of several new mounted spoiler components during the current fiscal year. Camry Spoiler sales increased by 249,249 new Yaris Spoilers were $195,060 and new FJ Cruiser Exhaust systems sales were $267,840.

GROSS PROFIT

For the fiscal year ended September 30, 2006, MWW's gross profit margin was 25.7% compared to 25.1% for the fiscal year ended September 30, 2005. The increase in MWW's gross margin was a result of a higher margin in spoiler products set off by higher freight costs and product mix. MWW's gross profit margin is influenced by a number of factors and gross margin may fluctuate based on changes in the cost of supplies, product mix and competition. Steel prices increases in 2005 and higher freight cost affected transportation cost.


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

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

The Company's selling, general and administrative expenses during the year ended September 30, 2006 were $1,781,244 compared to $1,624,238 during the same period in 2005, caused partially by the hiring of new members of the management team. The Company incurred research and development costs of $120,775 during 2006 as compared to $148,894 in 2005, a decrease of $28,119 or 19%. The level of research and development costs are dependent upon the Company's customers' design changes to their automotive models and the company's exploration into changes in the application of new materials utilized, such as fiber glass and resins. The Company is operating in a highly technical industry and management anticipates research and development costs will remain a significant component of its ongoing operating expenditures.

The Company incurred compensation costs of approximately $794,360 during 2006 as compared to approximately $742,443 in 2005. The cost of insurance coverage, including employee benefit plan coverage, during this period and travel costs associated with the increased number of projects and expanding customer base, decreased to approximately $111,518 in 2006 as compared to $111,919 in 2005.

FINANCING EXPENSES

MWW incurred interest expense of $169,883 in 2006 as compared to $132,479 in 2005, an increase of $37,404 or 28.2%. The increased interest amount was caused by an increase in the prime rate for MWW's credit line and the additional interest expense arising out of the consolidation of the JCMD property for purposes of this financial statement. MWW's portion of the total interest amount was $86,705 and JCMD was $83,178 for the year ended September 30, 2006.

OTHER INCOME (EXPENSES)

Other income decreased from $3,742 in 2005 to (10,175) in 2006, a decrease of $13,917. Other income consists primarily of gains (losses) on foreign currency, gain in the sale of assets and interest income.

While not a recurring activity, the Company's management from time to time assesses its foreign currency risks in connection with its agreements to acquire inventory and materials from its vendors and enters into contracts to hedge such risks. The Company currently has no foreign currency contracts.

LIQUIDITY AND CAPITAL RESOURCES

As of September 30, 2006, we had working capital of $666,993. As a result of our net income of $305,950, adjusted principally for a $693,782 increase in accounts receivable, we provided $48,309 of cash in operating activities during the year ended September 30, 2006. We used $347,857 of cash to acquire new equipment during the year. We met our cash requirements during the year by borrowing, $549,667, net of repayments of $0 through our credit lines at Key Bank. Based on MWW's anticipated growth and the resulting continued need for financing, it is anticipated that interest costs will continue to increase in the future.

As a result of the increase in the Company's sales, the Company experienced an increase in its accounts receivable of $693,782 to $1,649,120 at September 30, 2006 compared to $955,338 at September 30, 2005, representing and increase of 72.6% based on higher sales. In addition, inventory levels increased to 1,137,708 in 2006 from $839,812 during the same period in 2005.

In order to finance its expanding operations, the Company obtained conventional bank and lease financing, which provided the liquidity to meet it's on-going and anticipated working capital requirements, as well as increase its inventory levels and invest in equipment utilized in the ordinary course of its business operations. In summary, the change in product sales has been the catalyst for the change in the Company's financial position, results of operations and cash flow for the year ended September 30, 2006. There are no assurances the Company's past results is indicative of future performance.


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

On November 1, 2005, the Company entered into a loan receivable agreement in the amount of $557,225 with one of its major suppliers. As per the terms of the Agreement, the loan will be paid back at installments of $15,478 at the 1st of every month, beginning at May 1, 2006 and ending at April 1,2009. The Company loaned an additional $73,137 during the year ended September 30, 2006. The loan carries an interest rate of 8%. This agreement was modified on April 1, 2006 to begin repayment on February 1, 2007. The loan is secured by all inventories, equipment, appliances, furnishings and fixtures of this supplier. As of September 30, 2006, the Company's loan receivable outstanding totaled $630,361.

Based on the application of FIN 46-R the Company is consolidating its financials with those of JCMD Properties LLC. On June 6, 2005, JCMD Properties LLC entered into a ten-year mortgage note payable in the amount of $764,500 with KeyBank National Association. The terms of the loan require monthly principal and interest payments. Interest charged to the unpaid principal balance is at a rate of .25 percentage points under the Key Bank's announced Prime Rate. The mortgage note payable is collateralized by the substantially all of the Company's assets.

On August 8, 2005, JCMD Properties LLC entered into a mortgage note payable in the amount of $611,600 with KeyBank National Association. Effective, October 2005, the $611,600 loan converted into a 20-year SBA loan with a fixed interest rate of 5.16%, which results in a monthly payment of $4,802.74.

The assets, liabilities, revenues and costs and expenses of JCMD Properties LLC (an entity the Security and Exchange Commission determined is a VIE following consultation with management) that is now included in the combined financial statements are not the Company's. The liabilities of the VIE's will be satisfied from the cash flows of the VIE's assets and revenues belong to the VIE.

MWW currently has a $1,150,000 line of credit, which is used to fund seasonal working capital requirements and other financing needs. On March 1, 2006, MWW entered into an asset based loan agreement with Key Bank N.A. to borrow up to $1,150,000 (the "Loan"). The Loan is due on January 31, 2007. MWW pledged all of its inventory, equipment, accounts, chattel paper, instruments, and letters of credit, documents, deposit accounts, investment property, money, rights to payment and general intangibles to secure the Loan further, Mr. Winzkowski, Mr. Marvin and JCMD Properties, LLC (an entity controlled by Mr. Winzkowski and Mr. Marvin) each executed a commercial guaranty for an unlimited amount in favor of Key Bank N.A. The Loan with Key Bank N.A. is a standard asset based loan agreement. The Loan requires MWW to attain a ratio of Total Debt to Tangible Net Worth of less than 3.50 to 1.00 tested at the end of each fiscal year and a ratio of Operating Cash Flow to Fixed Charges of not less than 1.50 to 1.00 tested at the end of each fiscal year for the preceding 12- month period. MWW is in compliance with the terms and conditions of its agreement with Key Bank N.A. MWW does not have restrictive covenants on any other indebtedness and believes that is has satisfactory relationships with its creditors and that the agreement will be extended at the due date. The Company is incompliance with all terms of the loan.

MWW expects capital expenditures to be $650,000 for fiscal 2007. These anticipated expenditures are for continued investments in property, tooling and equipment used in our business.

Management believes that available cash, the line of credit, and cash generated from operations will be adequate to fund MWW's capital requirements for the foreseeable future. Management has disclosed plans to seek additional capital through the selling of securities after the companies securities have been approved for trading, to be used for general corporate purposes.

The Company has adopted Financial Accounting Standard No. 109 (SFAS 109) which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

The income tax provision reported in the consolidated financial statements for the year ended September 30, 2006 is based on the then effective tax status of the Company for income tax purposes.


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

RECENT ACCOUNTING PRONOUNCEMENTS

In May 2005 the FASB issued Statement of Financial Accounting Standards (SFAS) No. 154, "Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3." SFAS 154 requires retrospective application to prior periods' financial statements for changes in accounting principle, unless it is impracticable to determine either the period- specific effects or the cumulative effect of the change. SFAS 154 also requires that retrospective application of a change in accounting principle be limited to the direct effects of the change. Indirect effects of a change in accounting principle, such as a change in non-discretionary profit-sharing payments resulting from an accounting change, should be recognized in the period of the accounting change. SFAS 154 also requires that a change in depreciation, amortization, or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate effected by a change in accounting principle. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Early adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date this Statement is issued. The Company does not expect the adoption of this SFAS to have a material impact on its financial position, results of operations or cash flows.

On February 16, 2006 the FASB issued SFAS 155, "Accounting for Certain Hybrid Instruments," which amends SFAS 133, "Accounting for Derivative Instruments and Hedging Activities," and SFAS 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." SFAS 155 allows financial allows financial instruments that have embedded derivatives to be accounted for as a whole (eliminating the need to bifurcate the derivative from its host) if the holder elects to account for the whole instrument on a fair value basis. SFAS 155 also clarifies and amends certain other provisions of SFAS 133 and SFAS
140. This statement is effective for all financial instruments acquired or issued in fiscal years beginning after September 15, 2006. The Company does not expect its adoption of this new standard to have a material impact on its financial position, results of operations or cash flows.

In March 2006, the FASB issued FASB Statement No. 156, Accounting for Servicing of Financial Assets - an amendment to FASB Statement No. 140. Statement 156 requires that an entity recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a service contract under certain situations. The new standard is effective for fiscal years beginning after September 15, 2006. The Company does not expect its adoption of this new standard to have a material impact on its financial position, results of operations or cash flows.

In September 2006 the Financial Account Standards Board (the "FASB") issued its Statement of Financial Accounting Standards 157, Fair Value Measurements. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. FAS 157 effective date is for fiscal years beginning after November 15, 2007. The Company does not expect adoption of this standard will have a material impact on its financial position, operations or cash flows.

In September 2006 the FASB issued its Statement of Financial Accounting Standards 158 "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans". This Statement improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The effective date for an employer with publicly traded equity securities is as of the end of the fiscal year ending after December 15, 2006. The Company does not expect adoption of this standard will have a material impact on its financial position, operations or cash flows.


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

BUSINESS CONCENTRATION

During the year ended September 30, 2006, MWW recognized approximately 88% of its revenues from sales of its products to three (three) (3) customers, South East Toyota, Gulf States Toyota and Toyota Canada, Inc (TMMC). During the year ended September 30, 2005, MWW recognized approximately 88% of its revenues from sales of its products to three (3) customers, South East Toyota, Gulf States Toyota and Toyota Canada, Inc. MWW's management considers its relationships with these customers to be satisfactory. Given the concentration of its sales to a few key Customers, MWW's revenue will be subject to the policies and practices of these customers. MWW management continues to concentrate its efforts on further expanding its customer base in order to reduce its reliance on its current customers. First deliveries have been made directly to the Toyota manufacturing plant in Canada and requests for quotations have been received from several large potential customers.

During the years ended September 30, 2006 and 2005, MWW purchased approximately 62% and 78%, respectively of its goods for resale from three (3) vendors, AWA Aisin, Borla Performance and WET.

MWW expects to continue to obtain a significant percentage of its products from these vendors in future periods. While MWW's management considers its relationships with the vendors to be satisfactory, given the concentration of its purchases from a few key vendors, its access to products needed in its ordinary course of business may be subject to the policies and practices of the key vendors.

LACK OF LONG-TERM AGREEMENTS

MWW does not have worldwide operations as its name may imply. MWW does not have any material agreements with Toyota Motor Corporation of Japan as may be implied by its dealings with South East Toyota Distributors, Inc., Gulf States Toyota, Inc. or Toyota Canada, Inc. Moreover, MWW does not have long-term written agreements with its key customers or its key suppliers that specify all of the terms and conditions of their relationship. Instead, MWW and its key customers and key suppliers are each individually approved and/or certified by various global automotive manufacturing companies or international standards organizations, such as the ISO, as to product and service quality. MWW and its key customers and key suppliers exchange purchase orders to complete the numerous individual tasks that occur as MWW orchestrates the process that performs the activities required to deliver the end product to its customer and meet its customer's needs. This process covers design to finance to production to sales and marketing to after-sales service.

INFLATION

The effect of inflation on the Company's revenue and operating results was not significant.

OFF-BALANCE SHEET ARRANGEMENTS

The Company does not maintain off-balance sheet arrangements nor does it participate in non-exchange traded contracts requiring fair value accounting treatment.

INTERIM RESULTS OF OPERATIONS

COMPARISON OF SIX MONTHS ENDED MARCH 31, 2007 TO THE SIX MONTHS ENDED MARCH 31, 2006

SALES. Net sales for the six months ended March 31, 2007 were $4,402,949, an increase of $189,207 or 4.5%, compared to $4,213,742 in the same period of 2006. The increase was associated with the launch of new programs, and higher volume on other product lines.

GROSS MARGINS. Gross margins, as a percentage of consolidated net sales, increased by 4.7% percentage points to 29.9% for the six months ended March 31, 2007 from 25.2% in the same period of 2006. The increase was mainly due to product mix and continued material cost improvements.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Selling, general and administrative expenses increased to $1,149,011 for the six months ended March 31, 2007, compared to $916,611 in the same period of 2006. The increase is due to higher consulting costs, depreciation expenses and program launch costs.

OPERATING INCOME. Operating income decreased to $75,537 or 9.2% for the six months ended March 31, 2007, compared to $83,203 in the same period in 2006, primarily due to higher expenses associated with financing.

INTEREST EXPENSE. Interest expense increased by $31,265 for the six months ended March 31, 2007 compared to the same period in 2006, The increased interest amount was caused by an increase in the prime rate for MWW's credit line and the additional interest expense arising out of the consolidation of the JCMD property for purposes of this financial statement based on FIN46, effective January 1, 2005. For the six months ended March 31, 2007, MWW's portion of the total interest amount was $49,836 and JCMD was $45,409.

Based on MWW's anticipated growth and the resulting continued need for financing, it is anticipated that interest costs will continue to increase in the future.

LIQUIDITY AND CAPITAL RESOURCES

OPERATING ACTIVITIES. During the six months ended March 31, 2007, cash flow used in operations amounted to $124,656. The cash was used for program development and general operating activities.

INVESTING ACTIVITIES. During the six months ended March 31, 2007, cash flow used in investing activities amounted to $11,773. On November 1, 2005, the Company entered into a loan receivable agreement in the amount of $557,224 with one of its major suppliers. As per the terms of the Agreement, the loan will be paid back at installments of $15,478 at the 1st of every month, beginning at May 1, 2006 and ending at April 1, 2009. The loan carries an interest rate of 8%. The loan is secured by all inventories, equipment, appliances, furnishings and fixtures of this supplier.

FINANCING ACTIVITIES. During the six months ended March 31, 2007, cash flow provided used in financing activities amounted to $85,562. MWW currently has a $1,500,000 line of credit, which is used to fund seasonal working capital requirements and other financing needs. On March 1, 2005, MWW entered into an asset based loan agreement with Key Bank N.A. to borrow up to $750,000 (the "Loan"). The Loan matured on January 31, 2006 and was increased and extended to February 1, 2007. MWW pledged all of its inventory, equipment, accounts, chattel paper, instruments, and letters of credit, documents, deposit accounts, investment property, money, rights to payment and general intangibles to secure the Loan further, Mr. Winzkowski, Mr. Marvin and JCMD Properties, LLC (an entity controlled by Mr. Winzkowski and Mr. Marvin) each executed a commercial guaranty for an unlimited amount in favor of Key Bank N.A. The Loan with Key Bank N.A. is a standard asset based loan agreement. The Loan requires MWW to attain a ratio of Total Debt to Tangible Net Worth of less than 3.50 to 1.00 tested at the end of each fiscal year and a ratio of Operating Cash Flow to Fixed Charges of not less than 1.50 to 1.00 tested at the end of each fiscal year for the preceding 12-month period. MWW is in compliance with the terms and conditions of its agreement with Key Bank N.A. MWW does not have restrictive covenants on any other indebtedness and believes that is has satisfactory relationships with its creditors. The current outstanding balance on the line of credit with Key Bank is approximately $1,100,000. The current interest rate is 8% and is based upon 1/4 point below the Prime Rate (currently 8.25%). The line of credit has been renewed for another one year period on March 1, 2007. The Company is in compliance with all terms of all loans. The Company renewed its credit facility on February 9, 2007 and was approved for an increased credit line with Key Bank with a maximum borrowing limit increased from $1,150,000 to $1,500,000, expiring on February 1, 2008. The line of credit is set up with an annual renewal provision. Interest on advances are charged at a rate of .25 percentage points under the Key Bank's announced Prime Rate. Borrowings under the agreement are collateralized by substantially all the Company's assets. MWW is the maker of an unsecured 11.5% interest bearing promissory note (the "11.5% Note") in the principal amount of $130,000 that matures on January 31, 2008. The "11.5% Note is payable to TWM Trading, an overseas company. MWW has a satisfactory relationship with TWM Trading, the holder of the 11.5% Note.

Our profitability and working capital requirements have become larger, especially in this second quarter with newly awarded programs and arising program development opportunities to secure additional large customers. These increased working capital requirements are funded by partially utilizing our existing line of credit and funds from the execution of a Private Placement for $3.5 Million from an institutional round of private investment from Vision Opportunity Capital Management, LLC in New York.. We anticipate that these sources of funds will continue to be adequate to meet our near term needs. Management believes that available cash, the line of credit, private placement, and cash generated from operations will be adequate to fund MWW's capital requirements for the foreseeable future.

The Company has adopted Financial Accounting Standard No. 109 (SFAS 109) which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

DESCRIPTION OF PROPERTY

MWW's main location is in Michigan with several support teams operating from satellite/home offices in different parts of the U.S. and Germany. The principal executive office is located at 2212 Grand Commerce Dr., Howell, MI 48855. This newly built facility is located close to the expressway, main roads, local airport and in a large city, Howell, Michigan. The facility has three truck wells, two ground doors, a technical development enclosure, 20 foot ceilings, additional office space and more parking. The land for the executive office consists of 2.3 acres. The office building is approximately 24,000 square feet.

The facility was built to suit MWW's requirements and leased from JCMD Properties LLC, a company owned by James Marvin and Michael Winzkowski, current officers, directors and major stockholders of MWW. As such, MWW has a long term lease with a landlord, JCMD Properties LLC that is owned by these two affiliates. Under the Lease Agreement, as amended, during calendar year 2005, MWW will pay monthly rent of $12,450 with annual adjustments as defined in the lease agreement. MWW added approximately $40,000 in fixtures and other improvements prior to occupancy. The lease rates between MWW and JCMD Properties LLC match existing lease rates in the area. The current cost per square foot at the facility is $7.50 per square foot and subject to a price increase if the lease is extended. Nearby, triple net lease rates range between $6.00 - $8.00 per square foot. Typically, the office portion is $12.00 per square foot and warehouse space is $6.00 per square foot. Rates vary between $6.00 - $8.00 per square foot depending upon the areas within a building and the set up for or design of the space.

Under generally accepted accounting principles, specifically FASB FIN 46-R (and after the Security and Exchange Commission following consultation with management determined that JCMD is a VIE), MWW consolidates the assets, liabilities, and non-controlling interest of JCMD Properties LLC, a "Variable Interest Entity" at fair value. The following mortgage obligations of JCMD Properties LLC pertain to the real property occupied by MWW. During fiscal 2005, JCMD Properties LLC had an interest only first mortgage of $611,600 with Key Bank. The interest rate was prime minus .25%. In October 2005, the $611,600 loan converted into a 20-year SBA loan with a fixed interest rate of 5.16% and results in a monthly payment of $4,802.74. On June 5, 2005, JCMD Properties LLC put a $764,500 10-year second mortgage against the real property occupied by MWW. The second mortgage has a fixed interest rate of .25% points under Key Bank Announced prime rate. As of September 30, 2006, the aggregate outstanding mortgage obligations was $1,354,628. The assets, liabilities, revenues and costs and expenses of JCMD Properties LLC that is now included in the combined financial statements are not the Company's.

The satellite/home offices for the support teams operating in different parts of the U.S. and Germany are located at the following addresses.

3020 Leprechaun Lane, Palm Harbor, Florida, United States. MWW pays $900 per month under a month to month agreement for this office. The other two offices are located at 4354 Capra Way, Fort Worth, Texas, United States and 5468 Hannover Drive, Cypress, CA. MWW does not record any lease expense for these offices because this facility is made available to MWW by its employees who are reimbursed for out-of-pocket costs, such as telephone, facsimile and courier costs. The third location is Frauenhoferweg 19A, 40591 Duesseldorf West Germany. MWW does not record any lease expense for this office because this facility is made available to MWW by its employee who is reimbursed for out-of-pocket costs, such as telephone, facsimile and courier.

The Florida office coordinates the relationship with South East Toyota Distributors, Inc. in regards to marketing and information exchange, oversees our Gulf States Toyota, Inc. sales and marketing team and the development of the Caribbean and South American clients and their associated product potential.

MWW has elected to outsource various selected activities for different products, such as mechanical design, tooling, machinery and manufacturing capabilities for selected products to several consultants and its key suppliers AWA Aisin and Borla Performance. MWW has elected to outsource selected, but not all of the activities required to manufacture different products in its accessory programs. Management believes that outsourcing certain activities allows the dynamic and economical use of resources. The outsourcing decisions was made by management to keep product development cost and overhead low and to limit the number of fully employed personnel within the company. Management believes this strategy allows the company to better react to fast changing market conditions and scale overhead efficiently, based on the product demand and other general economic conditions. The outsourcing agreements with consultants, AWA Aisin and Borla Performance are not a set of complex written documents. Instead, these business relationships are a part of what is often referred to as the automotive original equipment manufacturer (OEM) aftermarket accessory market. For example, AWA Aisin is partially owned by Toyota Motor Corporation of Japan and is a Tier-1 supplier to Toyota and other domestic and foreign automotive manufacturers.

Similarly, Borla Performance is a manufacturer of specialized stainless steel performance exhaust systems. MWW orders equipment made by these companies and repackage it for its customers. For other programs, MWW integrates components from these suppliers and others into complete systems for its customers. While on other programs, MWW creates and suggests new designs or new products for automotive aftermarket accessories. The term aftermarket refers to the market for parts and accessories used for the enhancement of a vehicle purchase or its upkeep. The word accessory used in this context refers to something nonessential, but desirable because the item contributes to an effect or result for the vehicle or driver. MWW calls itself an OEM or OE supplier of automotive aftermarket accessories because it acquires and markets items produced by others that are nonessential enhancements to the actual function of a vehicle, but the items are nonetheless desirable because the item contributes to an effect sought by the customer.

Our suppliers have a stake in the development process because they will receive purchase orders and receive payment for filling the purchase orders and requests for services, if the designs and products are adopted/purchased by MWW's customers. MWW currently does not have any copyrights or patents, but has applied for copyrights and trademarks for three of its new products. MWW's current product designs are protected only with confidentiality and non-disclosure agreements and purchase order terms. These agreements may not cover all of the activities performed by our suppliers. Because MWW has elected to outsource some of its mechanical design, tooling, machinery and manufacturing capabilities, MWW may not be able to adequately protect or control its products and designs. Further, MWW's outsourcing activities are not regulated by a set of contracts, but only by the legal conditions evidenced in the purchase orders. By exchanging purchase orders, the parties providing the outsourcing activities accept these conditions. The activities covered under such an agreement (i.e., the purchase order) include mechanical design, tooling, machinery and manufacturing. The purchase orders seek to regulate such issues as ownership of the tools and other properties provided by MWW, or any properties produced for MWW under the purchase order and the delivery terms and price to be paid by MWW for the products. Beyond the price agreed upon in the purchase orders there is no other compensation and/or revenue sharing for a supplier. This practice is not unusual. MWW has proceeded this way with the same suppliers and customers for the last five (5) years without any issues or conflicts.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On October 1, 2003, MWW acquired 100% of the membership interests in Marketing Worldwide LLC, a Michigan limited liability company ("MWWLLC"), in a tax-free exchange whereby MWWLLC became a wholly owned subsidiary of MWW. Under the Purchase Agreement, the three selling members of MWWLLC were issued 9,600,000 shares of common stock. Michael Winzkowski received 4,564,800 shares, James C. Marvin received 4,564,800 shares and Gregory G. Green received 470,400 shares of MWW under the Purchase Agreement. Immediately following the transaction, Michael Winzkowski and James C. Marvin became the officers and directors of MWW. Mr. Winzkowski and Mr. Marvin serve as members of MWW's board of directors without compensation. However, Mr. Winzkowski and Mr. Marvin have written employment agreements with MWWLLC and received annual compensation of $137,344 and $120,000 for the year ended September 30, 2004 and 2003, respectively. Further, each received a bonus of $0 and $117,000 for the year ended September 30, 2004 and 2003, respectively. No bonuses were paid to Mr. Winzkowski and Mr. Marvin in 2005 or 2006.

At September 30, 2003, MWW reported a related party note payable balance of $215,533. The amount was due and owing to Mr. Winzkowski and Mr. Marvin. For the year ended September 30, 2003, no related party interest was charged to operation because the interest was waived. As of September 30, 2004, all related party notes were repaid by MWW. During the next twelve months, MWW will make lease payments under a five-year lease with a landlord, JCMD Properties LLC that is owned by James Marvin and Michael Winzkowski. The monthly lease payments are $12,699 per month.

In August 2006, the Company purchased a vehicle from James Marvin for $12,000, which approximates the asset's fair value.

Michael Winzkowski, James C. Marvin, Gregory G. Green, Richard O. Weed and Rainer Poertner are defined as promoters by the Securities Act Rules since each directly or indirectly took initiative in founding and organizing the business of MWW. Mr. Weed served as the sole Director, President, Secretary and Treasurer of MWW from its inception on July 21, 2003 until the effective date of the acquisition of MWWLLC on October 1, 2003. Mr. Weed was granted a Stock Option to purchase 250,000 shares of MWW common stock at $1.00 per share that expires December 31, 2008 as an incentive to represent MWW as legal counsel. Mr. Weed is a partner in Weed & Co. LLP and has provided legal services to MWW under a Fee Agreement since August 15, 2003. Weed & Co. LLP has been paid $7,875 in cash for its services and expects to receive an additional $22,125 in cash or common stock as compensation for filing a registration statement for MWW. Mr. Poertner has provided consulting services to MWW and MWWLLC since April 2003. Under the Consulting Agreement with MWW dated July 1, 2005, Mr. Poertner receives $10,000 per month plus expenses. Mr. Poertner is the former Chief Executive Officer and a former director of two publicly traded companies. Mr. Poertner was retained by MWW to advise its management and stockholders on corporate growth strategies, strategic alliances and interaction with the financial community. MWW pays rent to JCMD Properties LLC, a company owned and controlled by Michael Winzkowski and James C. Marvin, and unconditionally guaranteed a $631,000 loan to JCMD Properties LLC by the U.S. Small Business Administration that was used by JCMD Properties LLC to finance its ownership of the land and buildings occupied by

MWW. While the monthly rental obligation of MWW to JCMD Properties LLC is currently consistent with lease rates for similarly situated property, the nature of the relationship among MWW, JCMD Properties LLC, Michael Winzkowski, and James C. Marvin creates a potential conflict of interest that investors should fully consider, recognize, and understand.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is no established public trading market for the common stock of MWW.

As of May 10, 2007, the Registrant had 11,363,080 shares of common stock issued and outstanding. In April 2007, the board of directors filed a Certificate of Designation of the Relative Rights and Preferences of the Series A Convertible Preferred Stock with the Delaware Secretary of State to authorize 3,500,000 shares of preferred stock as the Series A Convertible Preferred Stock. The Series A Convertible Preferred Stock pays the holder a 9% dividend, has no voting rights except as required under Delaware law, has a liquidation preference of $1.00 per share, conversion rights at the conversion price of $.50 per share, anti-dilution protection, and other rights. In April 2007, MWW sold 3,500,000 shares of the Series A Convertible Preferred Stock and certain Warrants to Vision Opportunity Master Fund, Ltd. for $3,500,000.

WARRANTS

MWW sold a Common Stock Purchase Warrant that allows the holder, Wendover Investments Limited, to purchase up to 1,000,000 shares of MWW's $.001 par value common stock at a price of $.50 per share any time before December 31, 2008. The exercise price and number of shares of common stock to be issued on exercise of the warrant may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrant is not subject to dilution based upon any reverse split of the common stock. The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the company, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price. The warrant holder does not have the rights or privileges of a common stockholder or any voting rights until the warrants are exercised. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders. Although the warrant holder was originally granted the right to a cashless exercise of the warrants if the shares underlying the warrants were not registered by June 30, 2004, the warrant holder waived the cashless exercise provision and signed a written waiver.

In April 2007, MWW sold 3,500,000 shares of the Series A Convertible Preferred Stock and certain Warrants to Vision Opportunity Master Fund, Ltd. for $3,500,000. The Series A Warrants allow the holder to purchase up to 3,500,000 shares of common stock at a price of $.70 per share until April 23, 2012. The Series B Warrants allow the holder to purchase up to 3,500,000 shares of common stock at a price of $.85 per share until April 23, 2012. The Series C Warrants allow the holder to purchase up to 3,500,000 shares of common stock at a price of $1.20 per share until April 23, 2012. The Series J Warrants allow the holder to purchase up to 5,000,000 shares of common stock at a price of $.70 per share until June 23, 2008. Provided the Series J Warrants have been exercised, the Series D Warrants allow the holder to purchase up to 2,500,000 shares of common stock at a price of $.70 per share until June 23, 2012; the Series E Warrants allow the holder to purchase up to 2,500,000 shares of common stock at a price of $.85 per share until June 23, 2012; and the Series F Warrants allow the holder to purchase up to 2,500,000 shares of common stock at a price of $1.20 per share until April 23, 2012. All of the Warrants sold to Vision Opportunity Master Fund, Ltd. contain anti-dilution protection and other rights.

STOCK OPTION

MWW issued a Stock Option to Richard O. Weed as an incentive to represent MWW as legal counsel. The Stock Option allows the holder to purchase up to 250,000 shares of MWW's $.001 par value common stock at $1.00 per share any time before December 31, 2008. Further, the Stock Option is not subject to dilution based upon any reverse split of the common stock and is exercisable, in whole or in part, with a promissory note of not less than 45 days duration or upon common "cashless exercise" terms. Mr. Weed waived the cashless exercise terms of his stock option and signed a written waiver.

As of March, 2007, MWW had approximately 40 common stockholders of record. MWW has not declared any cash dividends on its common equity for the last two years. It is unlikely that MWW will pay dividends on its common equity in the future.

MWW did not have any securities authorized for issuance under any equity compensation plans at the end of fiscal 2005 or fiscal 2006. In April 2007, MWW board of directors adopted the 2007 Stock and Stock Option Plan and reserved One Million Five Hundred Thousand (1,500,000) shares of its $.001 par value common stock for issuance under the plan.

                             EXECUTIVE COMPENSATION

The Summary Compensation Table below identifies the compensation of Michael Winzkowski and James Marvin. Mr. Winzkowski and Mr. Marvin are the only MWW executives with total annual salary and bonus that exceeded $100,000 during the last two years. Mr. Winzkowski and Mr. Marvin entered written employment agreements with MWW on March 23, 2003 for the two year period from October 1, 2003 through September 30, 2006. During the first year of the employment term, Mr. Winzkowski and Mr. Marvin each earn $120,000 as their base salary; receive a car allowance and discretionary bonuses. MWW and its predecessor MWWLLC paid no bonuses to Mr. Winzkowski and Mr. Marvin during 2004, 2005 or 2006 and each received bonuses of $117,000 during fiscal 2003 for payment of the partnership taxes.

----------------------------------------------------------------------------------------------------------------
                                            SUMMARY COMPENSATION TABLE
----------------------------------------------------------------------------------------------------------------
                                                                        Long Term Compensation
                                                             ----------------------------------------
                                 Annual Compensation                   Awards               Payouts
                        -----------------------------------  -------------------------    -----------
 (a)               (b)       (c)             (d)     (e)        (f)         (g)               (h)       (i)
Name                                                Other    Restricted  Securities
and                                                 Annual     Stock     Underlying           LTIP   All Other
Principal                                          Compen-              Options/SARS
Position          Year    Salary($)       Bonus($) sation($)    ($)         (#)               ($)       ($)
----------------------------------------------------------------------------------------------------------------
Michael           2006     130,000            0      0           0           0                 0         0
Winzkowski        2005     124,230            0      0           0           0                 0         0
CEO               2004     137,344            0      0           0           0                 0         0
----------------------------------------------------------------------------------------------------------------
James             2006     120,000            0      0           0           0                 0         0
Marvin            2005     124,230            0      0           0           0                 0         0
COO               2004     137,344            0      0           0           0                 0         0
----------------------------------------------------------------------------------------------------------------
Greg Green        2006
Sales Mgr.        2005    <100,000            0      0           0           0                 0         0
                  2004    <100,000            0      0           0           0                 0         0
----------------------------------------------------------------------------------------------------------------

Mr. Winzkowski and Mr. Marvin receive a car monthly allowance of $656 and $0, respectively.

MWW did not make any option or SAR grants in its last fiscal year and has not adopted a long term incentive compensation plan.

                        SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         MARKETING WORLDWIDE CORPORATION

                       FINANCIAL STATEMENTS AND SCHEDULES

                           SEPTEMBER 30, 2006 AND 2005

                         MARKETING WORLDWIDE CORPORATION
                   Index to Consolidated Financial Statements
--------------------------------------------------------------------------------

CONTENTS                                                               PAGE NO.
--------                                                               --------

Report of Independent Registered Certified Public Accounting Firm            F-3

Consolidated Balance Sheet at September 30, 2006                             F-4

Consolidated Statements of Income for the  Years
  Ended September 30, 2006 and 2005                                          F-5

Consolidated Statement of Stockholder's Equity for the Two Years
  Ended September 30, 2006                                                   F-6

Consolidated Statements of Cash Flows for the  Years
  Ended September 2006 and 2005                                              F-7

Notes to the Consolidated Financial Statements                        F-8 ~ F-26

REPORT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

Board of Directors
Marketing Worldwide Corporation
Whitmore Lake, MI.

We have audited the accompanying consolidated balance sheet of Marketing Worldwide Corporation, and its wholly owned subsidiary (the Company) as of September 30, 2006 and the related consolidated statements of income, stockholders' equity and cash flows for each of the two years in the period ended September 30, 2006. The financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the financial position of Marketing Worldwide Corporation, as of September 30, 2006 and the results of its operations and its cash flows for each of the two years in the period ended September 30, 2006 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note B to the consolidated financial statements, the Company on January 1, 2005 adopted FASB Interpretation No. 46(R), "Consolidation of Variable Interest Entities."


                                    /S/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                                    --------------------------------------------
New York, New York                  Russell Bedford Stefanou Mirchandani LLP
December 8, 2006                    Certified Public Accountants

                         MARKETING WORLDWIDE CORPORATION
                           Consolidated Balance Sheet
                               September 30, 2006
--------------------------------------------------------------------------------

ASSETS
Current assets:
Cash and cash equivalents                                            $  343,689
Accounts receivable, net                                              1,649,120
Inventories (Note C)                                                  1,137,708
Deferred tax assets (Note N)                                              7,023
Loan receivable (Note E)                                                108,346
Prepaid expenses                                                        195,512
                                                                     -----------
TOTAL CURRENT ASSETS                                                  3,441,398

Property, plant and equipment, net (Note D)                           2,131,522

Loan receivable (Note E)                                                522,015

Other assets                                                             19,400

                                                                     -----------
Totals                                                               $6,114,335
                                                                     ===========

LIABILITIES AND STOCKHOLDERS EQUITY
Current liabilities:
Bank line of credit (Note G)                                        $ 1,100,000
Notes payable, current portion (Note H)                                  38,415
Current portion of capital lease obligation (Note I)                     75,675
Accounts payable                                                      1,288,448
Notes payable - related parties (Note J)                                  7,031
Income taxes payable                                                     72,514
Other current liabilities (Note F)                                      192,322
                                                                     -----------
TOTAL CURRENT LIABILITIES                                             2,774,405

Notes payable - long term portion (Note H)                            1,446,212
Capital leases - long term portion (Note I)                              97,203
Deferred tax liabilities - long term portion (Note O)                    30,361
                                                                     -----------
TOTAL LIABILITIES                                                     4,348,181
                                                                     -----------

Interest in Non-Controlling Entity (Note B)                             214,970

Commitments and contingencies (Note R)                                       --

Stockholders equity:
Preferred stock - $0.001 par value, 10,000,000 shares authorized:
  shares issued and outstanding - 0                                          --
Common stock - $0.001 per value, 100,000,000 shares authorized:
  11,228,280 shares issued and outstanding (Note K)                      11,228
Additional paid-in capital                                              988,837
Retained earnings                                                       551,119

                                                                     -----------
    TOTAL STOCKHOLDERS EQUITY                                         1,551,184
                                                                     -----------
Totals                                                               $6,114,335
                                                                     ===========


         SEE ACCOMPANYING NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                         MARKETING WORLDWIDE CORPORATION
                        Consolidated Statements of Income
                 For the Two Years Ended September 30, 2006
--------------------------------------------------------------------------------

                                                        2006             2005

                                                    -----------      -----------

NET SALES                                           $9,476,148       $8,101,109

Cost of sales                                        7,042,925        6,071,550
                                                   -----------      -----------
GROSS PROFIT                                         2,433,223        2,029,559
                                                    -----------      -----------

OPERATING EXPENSES:
     Selling expenses                                  328,764          200,545
     General and administrative expenses             1,452,480        1,423,693
     Financial expenses                                169,883          132,479
                                                    -----------      -----------
         TOTAL OPERATING EXPENSES                    1,951,127        1,756,717
                                                    -----------      -----------

INCOME FROM OPERATIONS                                 482,096          272,842

Other income (expense) (Note M)                        (10,175)           3,742
                                                    -----------      -----------

INCOME BEFORE PROVISION FOR INCOME TAXES               471,921          276,584

Provision for income taxes (Note O)                    117,704           96,775
                                                    -----------      -----------
Income before minority interest                        354,217          179,809

Minority interest                                       48,267               --
                                                    -----------      -----------
NET INCOME                                          $  305,950       $  179,809
                                                    -----------      -----------
Basic earnings per share                            $     0.03   $         0.02
Dilutive earnings per share                         $     0.03   $         0.02

Weighted average common shares outstanding
  for basic earnings per share                      11,074,031        11,051,995

Weighted average common shares outstanding
  for dilutive earnings per share                   12,324,031        11,051,995


         SEE ACCOMPANYING NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                                                 MARKETING WORLDWIDE CORPORATION
                                         CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
                                           FOR THE TWO YEARS ENDED SEPTEMBER 30, 2006


                                           Preferred                       Common      Additional
                             Preferred       Stock          Common          Stock        Paid-in       Retained
                              Shares         Amount         Shares         Amount        Capital        Earnings        Total
                           ------------   ------------   ------------   ------------   ------------   ------------   ------------
Balance at
  October 1, 2004                    --   $         --     11,251,995   $     11,252   $    907,048   $     65,360   $    983,660
                           ------------   ------------   ------------   ------------   ------------   ------------   ------------

Common Stock returned
   previously issued for
   consulting services
   at $0.65 per share                                        (200,000)          (200)      (129,800)                     (130,000)

Net income 2005                                                                                            179,809        179,809
                           ------------   ------------   ------------   ------------   ------------   ------------   ------------

Balance at September
  30, 2005                           --   $         --     11,051,995   $     11,052   $    777,248   $    245,169   $  1,033,469

Common stock issued in
  exchange for services
  at $1.00 per share                                          112,000            112        111,888                       112,000

Common stock issued in
  exchange for services
  at $1.00 per share                                           64,285             64         64,221                        64,285

Fair value of 200,000 common stock options
  issued to consultant in
 exchange for services                                                                       35,480                        35,480

Net income 2006                                                                                            305,950        305,950
                           ------------   ------------   ------------   ------------   ------------   ------------   ------------
Balance at September
  30, 2006                           --   $         --     11,228,280   $     11,228   $    988,837   $    551,119   $  1,551,184
                           ============   ============   ============   ============   ============   ============   ============


                                 SEE ACCOMPANYING NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS


                                                               F-6







                            MARKETING WORLDWIDE CORPORATION
                         Consolidated Statements of Cash Flows
                    For the Two Years Ended September 30, 2006
--------------------------------------------------------------------------------------
                                                                2006           2005
                                                             ----------     ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
         Net income                                          $ 305,950      $ 179,809
                                                             ----------     ----------
Adjustments to reconcile net income to net
 cash provided by operating activities:

     Depreciation                                              164,217        102,624
     Value of common stock issued in exchange for
       services charged to operations                           14,000             --
     Stock options issued to consultants                        35,480
     Common stock returned previously issued for
        Consulting services                                         --       (130,000)

CHANGES IN OPERATING ASSETS AND LIABILITIES:
     Decrease (increase) in accounts receivable               (693,782)      (437,310)
     Decrease (increase) in inventories                       (297,896)      (118,544)
     Increase in other current assets                           33,840        219,528
     Increase in other assets                                   13,736        (24,448)
     Decrease in accounts payable                              401,577        656,062
     (Decrease) increase in other current liabilities           71,187         14,192
                                                             ----------     ----------
         TOTAL ADJUSTMENTS                                    (257,641)      (282,106)
                                                             ----------     ----------
     NET CASH PROVIDED BY OPERATING ACTIVITIES                  48,309         461,915
                                                             ----------     ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Acquisition of property and equipments                   (347,857)       (63,845)
     Loan receivable advances                                  (73,137)      (557,224)
                                                             ----------     ----------
         NET CASH (USED IN) INVESTING ACTIVITIES              (420,994)      (621,069)
                                                             ----------     ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
     Minority interest                                          58,350             --
     Repayment of note payable - related parties                    --        (97,240)
     Proceeds from (repayment of) line of credit               549,667        (50,000)
     Repayment of notes payable and capital leases             (79,239)       (38,120)
                                                             ----------     ----------
         NET CASH PROVIDED BY (USED IN)FINANCING ACTIVITIES    528,778       (185,360)
                                                             ----------     ----------
         NET INCREASE IN CASH AND CASH EQUIVALENTS             156,093       (344,514)
Cash and cash equivalents at beginning of the year             187,596        532,110
                                                             ----------     ----------
         CASH AND CASH EQUIVALENTS AT END OF THE YEAR        $ 343,689      $ 187,596
                                                             ==========     ==========

SUPPLEMENTAL DISCLOSURES FOR CASH FLOW INFORMATION:
     Cash paid during the years for interest                 $ 147,747      $ 132,479
                                                             ==========     ==========
     Cash paid during the years for income taxes             $   6,000      $   6,000
                                                             ==========     ==========

NON-CASH INVESTING AND FINANCING TRANSACTIONS:
Common Stock returned previously issued for services         $       --     $ (130,000)
Capital lease obligations incurred in connection
  with the acquisition of property, plant and equipment      $  140,418     $  118,162
Mortgage obligations incurred in connection
  with variable interest entity acquisition of building      $       --     $1,376,100
Net assets assumed upon adoption of variable interest
  entity (VIE) consolidation (Note C)                        $       --     $  156,621
Common stock issued in exchange for prepaid legal fees       $   64,285     $       --
Common stock issued in exchange for prepaid consulting fees  $   98,000     $       --


              SEE ACCOMPANYING NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


                                       F-7

                         MARKETING WORLDWIDE CORPORATION
                 Notes to the Consolidated Financial Statements
                           September 30, 2006 and 2005
--------------------------------------------------------------------------------

NOTE A   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying financial statements follows.

Business and Basis of Presentation
----------------------------------

Marketing Worldwide Corporation (the "Company", "Registrant" or "MWW"), is incorporated under the laws of the State of Delaware in July 2003. The Company is engaged, through its wholly-owned subsidiary, Marketing Worldwide LLC ("MWWLLC"), in the design, import and distribution of automotive accessories for motor vehicles in the automotive aftermarket industry.

The consolidated financial statements include the accounts of the Registrant and its wholly-owned subsidiary, Marketing Worldwide LLC. Effective January 1, 2005, the consolidated financial Statements also include a variable interest entity
(VIE) of which the LLC is the primary beneficiary as further described in Note
C. All significant inter-company transactions and balances, including those involving the VIE, have been eliminated in consolidation.

REVENUE RECOGNITION
-------------------

For revenue from products and services, the Company recognizes revenue in accordance with SEC Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB 101"). SAB 101 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services have been rendered;
(3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered/services rendered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or services has not been rendered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or services has been rendered or no refund will be required.

On December 17, 2003, the SEC staff released Staff Accounting Bulletin (SAB) No. 104, Revenue Recognition. The staff updated and revised the existing revenue recognition in Topic 13, Revenue Recognition, to make its interpretive guidance consistent with current accounting guidance, principally EITF Issue No. 00-21, "Revenue Arrangements with Multiple Deliverables." Also, SAB 104 incorporates portions of the Revenue Recognition in Financial Statements - Frequently Asked Questions and Answers document that the SEC staff considered relevant and rescinds the remainder. The company's revenue recognition policies are consistent with this guidance; therefore, this guidance will not have an immediate impact on the company's consolidated financial statements.

Revenues on the sale of products, net of estimated costs of returns and allowance, are recognized at the time products are shipped to customers, legal title has passed, and all significant contractual obligations of the Company have been satisfied. Products are generally sold on open accounts under credit terms customary to the geographic region of distribution. The Company performs ongoing credit evaluations of the customers and generally does not require collateral to secure the accounts receivable.

The Company generally warrants its products to be free from material defects and to conform to material specifications for a period of three (3) years. The cost of replacing defective products and product returns have been immaterial and within management's expectations. In the future, when the company deems warranty reserves are appropriate that such costs will be accrued to reflect anticipated warranty costs.

CASH AND CASH EQUIVALENTS
-------------------------

For the purpose of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

                         MARKETING WORLDWIDE CORPORATION
                 Notes to the Consolidated Financial Statements
                           September 30, 2006 and 2005
--------------------------------------------------------------------------------

NOTE A   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

CONCENTRATION OF CREDIT RISK
----------------------------

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash and cash equivalents. The Company places its cash and temporary cash investments with credit quality institutions. At times, such investments may be in excess of applicable government mandated insurance limit.

ACCOUNTING FOR BAD DEBTS AND ALLOWANCES
---------------------------------------

Bad debts and allowances are provided based on historical experience and management's evaluation of outstanding accounts receivable. The management evaluates past due or delinquency of accounts receivable based on the open invoices aged on due date basis. There was no allowance for doubtful accounts at September 30, 2006.

INVENTORIES
-----------

The inventory consists of work in process and finished goods substantially ready for resale purposes. The Company purchases the merchandise on delivered duty paid basis. The amounts for cost of goods sold during the years ended September 30, 2006 and 2005 are removed from inventory on weighted average cost method.

FAIR VALUE OF FINANCIAL INSTRUMENTS
-----------------------------------

Statement of Financial Accounting Standards No. 107, "Disclosures About Fair Value of Financial Instruments," requires disclosure of the fair value of certain financial instruments. The carrying value of cash and cash equivalents, accounts receivable, accounts payable and short-term borrowings, as reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments.

LONG LIVED ASSETS
-------------------------------

The Company has adopted Statement of Financial Accounting Standards No. 144 SFAS
144). The Statement requires those long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted undiscounted cash flows. Should impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. SFAS No. 144 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

                         MARKETING WORLDWIDE CORPORATION
                 Notes to the Consolidated Financial Statements
                           September 30, 2006 and 2005
--------------------------------------------------------------------------------

NOTE A   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

PROPERTY, PLANT AND EQUIPMENT
----------------------

Property, plant and equipment are carried at cost. Depreciation and amortization are calculated using the straight-line method over the estimated useful lives of the assets. Tools, office equipment, automobiles, furniture and fixtures, and building are depreciated over 2-year to 40-year lives. Assets acquired under capitalized lease arrangements are recorded at the present value of the minimum lease payments. Gains and losses from the retirement or disposition of property and equipment are included in operations in the period incurred.

ADVERTISING
-----------

The Company follows the policy of charging the cost of advertising to expenses as incurred. For the years ended September 30, 2006 and 2005, advertising costs were not material to the statement of income.

RESEARCH AND DEVELOPMENT COSTS
------------------------------

The Company accounts for research and development cost in accordance with the Financial Accounting Standards Board's Statement of Financial Accounting Standards No 2 ("SFAS 2"), "Accounting for Research and Development Costs". Under SFAS 2, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and developments costs are expensed when the contracted work has been performed or as milestone results have been achieved. Total research and development costs charged to income were $120,775 and $148,894 for the years ended September 30, 2006 and 2005, respectively.

EARNINGS PER SHARE
------------------

The Company has reported its earnings per share in accordance with SFAS No. 128, "Earnings Per Share." Basic net income per common share is based on the weighted average number of shares outstanding during the period. Diluted net income per common share is based on the weighted average number of shares outstanding during the period, including common stock equivalents.

Stock options and warrants account for the entire difference between basic average common shares outstanding and diluted average common shares outstanding. For purposes of computing diluted net income per common share, weighted average common share equivalents do not include stock options and warrants with an exercise price that exceeds the average fair market value of the Company's common stock for the period.

INCOME TAXES
------------

Income taxes are calculated using the liability method specified by Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes (SFAS
109)." Under SFAS 109, deferred taxes are determined using the liability method which requires the recognition of deferred tax assets and liability based on differences between the financial statement and the income tax basis using presently enacted tax rates.

The Company has adopted Financial Accounting Standard No. 109 (SFAS 109) which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

                         MARKETING WORLDWIDE CORPORATION
                 Notes to the Consolidated Financial Statements
                           September 30, 2006 and 2005
--------------------------------------------------------------------------------

NOTE A   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

USE OF ESTIMATES
----------------

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported revenues and expenses during the reporting year. Actual results could differ from those estimates.

COMPREHENSIVE INCOME
--------------------

Statement of Financial Accounting Standards No. 130 ("SFAS 130"), "Reporting Comprehensive Income," establishes standards for reporting and displaying of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. The Company has no items of comprehensive income to report.

DERIVATIVE FINANCIAL INSTRUMENTS
--------------------------------

On October 1, 2001, the Company adopted Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instrument and Hedging Activities," as amended ("SFAS No. 133"), which requires that all derivative instruments be recognized in the financial statements at fair value. The adoption of SFAS No 133 did not have a significant impact on the results of operations, financial position or cash flows during the years ended September 30, 2006 and 2005.

In April 2003, the FASB issued Statement of Financial Accounting Standards SFAS) No. 149, Amendment of Statement No. 133 on Derivative Instruments and Hedging Activities. SFAS 149 amends SFAS No. 133 to provide clarification on the financial accounting and reporting of derivative instruments and hedging activities and requires that contracts with similar characteristics be accounted for on a comparable basis. The provisions of SFAS 149 are effective for contracts entered into or modified after June 30, 2003, and for hedging relationships designated after June 30, 2003. The adoption of SFAS 149 did not have a material impact on the Company's results of operations or financial position.

The Company uses derivative financial instruments for trading purposes also. Credit risk related to the derivative financial instrument is managed by periodic settlements. Changes in fair value of derivative financial instruments are recorded as adjustments to the assets or liabilities being hedged in the statement of operations or in accumulated other comprehensive income (loss), depending on whether the derivative is designated and qualifies for hedge accounting, the type of hedge transaction represented and the effectiveness of the hedge.

FUNCTIONAL CURRENCY
---------------------

The functional currency of the Companies is the U. S. dollar. When a transaction is executed in a foreign currency, it is re-measured into U. S. dollars based on appropriate rates of exchange in effect at the time of the transaction. At each balance sheet date, recorded balances that are denominated in a currency other than the functional currency of the Companies are adjusted to reflect the current exchange rate. The resulting foreign currency transactions gains (losses) are included in general and administrative expenses in the accompanying consolidated statements of operations.

                         MARKETING WORLDWIDE CORPORATION
                 Notes to the Consolidated Financial Statements
                           September 30, 2006 and 2005
--------------------------------------------------------------------------------


ACCOUNTING FOR VARIABLE INTEREST ENTITIES
----------------------------------------

In December 2003, the FASB issued a revision to FASB Interpretation ("FIN") No. 46, "Consolidation of Variable Interest Entities" (FIN No. 46R). FIN No. 46R clarifies the application of ARB No. 51, "Consolidated Financial Statements," to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity risk for the entity to finance its activities without additional subordinated financial support. FIN No. 46R requires the consolidation of these entities, known as variable interest entities, by the primary beneficiary of the entity. The primary beneficiary is the entity, if any, that will absorb a majority of the entities expected losses, receive a majority of the entity's expected residual returns, or both.

Pursuant to the effective date of a related party lease obligation, the Company adopted FIN 46R on January 1, 2005. This resulted in the consolidation of one variable interest entity (VIE) of which the Company is considered the primary beneficiary. The Company's variable interest in this VIE is the result of providing certain secured debt mortgage guarantees on behalf of a limited liability company that leases warehouse and general offices located in the city of Howell, Michigan.

For the year ended September 30, 2006, the consolidation of the VIE resulted in operating income of $48,267. Since the consolidation of the VIE was performed as of January 1, 2005, there was no significant impact to the Consolidated Statements of Income and Consolidated Statements of Cash Flows for the year ended September 30, 2005.

The impact of consolidating the VIE on the Company's Consolidated Balance Sheet as of September 30, 2006, was an increase in the Company's assets and liabilities of approximately $1.6 million and $1.4 million, respectively.

The construction loans have been converted into two mortgage loans. As of September 30, 2006, the balance of the JCMD Properties LLC mortgage loan with Key Bank National Association was $741,524. The mortgage note payable has been collateralized by the substantially all of the Company's assets. The balance of the second construction loan was converted into a mortgage loan with Key Bank and subsequently converted again into a SBA loan. As of September 30, 2006, the balance of the SBA loan was $613,104 (see Note H).

The assets, liabilities, revenues and costs and expenses of JCMD Properties LLC that are included in the combined financial statements are not the Company's. The liabilities of the VIE's will be satisfied from the cash flows of the VIE's assets and revenues belong to the VIE.

SEGMENT INFORMATION
-------------------

Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS 131") establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. SFAS 131 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision-making group, in making decisions how to allocate resources and assess performance. The information disclosed herein materially represents all of the financial information related to the Company's principal operating segment.

                         MARKETING WORLDWIDE CORPORATION
                 Notes to the Consolidated Financial Statements
                           September 30, 2006 and 2005
--------------------------------------------------------------------------------

NOTE A   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

STOCK BASED COMPENSATION
------------------------

Prior to January 1, 2006, we accounted for the Plans under the recognition and measurement provisions of APB Opinion No. 25, as permitted by SFAS No. 123. Consequently, no stock-based compensation cost relating to stock options was recognized in the consolidated statement of income for any period prior to 2006, as all options granted under the Plans had an exercise price equal to the market value of the underlying common stock on the date of grant. Effective January 1, 2006, we adopted the fair value provisions for share-based awards pursuant to SFAS No. 123(R), using the modified-prospective-transition method. Under that transition method, compensation cost recognized in 2006 includes (a) compensation cost for all share-based awards granted prior to, but not yet vested as of January 1, 2006, based on the attribution method and grant date fair value estimated in accordance with the original provisions of SFAS No. 123, and (b) compensation cost for all share-based awards granted subsequent to January 1, 2006, based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123(R), all recognized on a straight line basis as the requisite service periods are rendered. Results for prior periods have not been restated.

The adoption of SFAS No. 123(R) on January 1, 2006 had no impact on our net income or basic and diluted earnings per share for the years ended September 30, 2006.

The following table illustrates the effect on net income and earnings per share for the year ended September 30, 2005, if we had applied the fair value recognition provisions of SFAS No. 123(R) to all stock-based compensation granted under equity award plans for awards granted.

                                                            2006          2005
                                                         ---------     ---------
Net income - as reported                                 $ 305,950     $ 176,809
Add:  Total stock based employee
  compensation expense as reported under                        --            --
intrinsic value method (APB. No. 25)
Deduct:  Total stock based employee
  compensation expense as reported under
fair value based method (SFAS No. 123)                          --            --
                                                         ---------     ---------
Net income - Pro Forma                                   $ 305,950     $ 176,809
                                                         ---------     ---------
Net income attributable to common
  stockholders - Pro forma                               $ 305,950     $ 176,809
                                                         ---------     ---------
Basic and dilutive earnings per
  share - as reported                                    $    0.03     $    0.02
Basic and dilutive income per share - Pro forma          $    0.03     $    0.02

                         MARKETING WORLDWIDE CORPORATION
                 Notes to the Consolidated Financial Statements
                           September 30, 2006 and 2005
--------------------------------------------------------------------------------

NOTE A   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

NEW ACCOUNTING PRONOUNCEMENTS
-----------------------------

On February 16, 2006 the FASB issued SFAS 155, "Accounting for Certain Hybrid Instruments," which amends SFAS 133, "Accounting for Derivative Instruments and Hedging Activities," and SFAS 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." SFAS 155 allows financial allows financial instruments that have embedded derivatives to be accounted for as a whole (eliminating the need to bifurcate the derivative from its host) if the holder elects to account for the whole instrument on a fair value basis. SFAS 155 also clarifies and amends certain other provisions of SFAS 133 and SFAS
140. This statement is effective for all financial instruments acquired or issued in fiscal years beginning after September 15, 2006. The Company does not expect its adoption of this new standard to have a material impact on its financial position, results of operations or cash flows.

In March 2006, the FASB issued FASB Statement No. 156, Accounting for Servicing of Financial Assets - an amendment to FASB Statement No. 140. Statement 156 requires that an entity recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a service contract under certain situations. The new standard is effective for fiscal years beginning after September 15, 2006. The Company does not expect its adoption of this new standard to have a material impact on its financial position, results of operations or cash flows.

In September 2006 the Financial Account Standards Board (the "FASB") issued its Statement of Financial Accounting Standards 157, Fair Value Measurements. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. FAS 157 effective date is for fiscal years beginning after November 15, 2007. The Company does not expect adoption of this standard will have a material impact on its financial position, operations or cash flows.

In September 2006 the FASB issued its Statement of Financial Accounting Standards 158 "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans". This Statement improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The effective date for an employer with publicly traded equity securities is as of the end of the fiscal year ending after December 15, 2006. The Company does not expect adoption of this standard will have a material impact on its financial position, operations or cash flows.

                       MARKETING WORLDWIDE CORPORATION
                 Notes to the Consolidated Financial Statements
                           September 30, 2006 and 2005
--------------------------------------------------------------------------------



NOTE B   CONSOLIDATION OF VARIABLE INTEREST ENTITIES

On June 6, 2005 and August 8, 2005, the Company entered into a Secured Loan Agreement with a financial institution together with JCMD Properties LLC, an entity controlled by the Company's Chief Executive and Chief Operating officers, respectively ("JCMD") in connection with the financing of real property and improvements ("property"). The property is leased to the Company under a long term operating lease beginning on January 1, 2005. Under the loan agreements, JCMD is obligated to make periodic payments of principal repayments and interest (see Note I). The Company has no equity interest in JCMD or the property.

Based on the terms of the lending agreement with the above entities, the Company determined that JCMD was a variable interest entity ("VIE") and the Company was the primary beneficiary under FIN No. 46 since JCMD does not have sufficient equity at risk for the entity to finance its activities.

FIN No. 46 requires that an enterprise consolidate a VIE if that enterprise has a variable interest that will absorb a majority of the entity's expected losses if they occur. Accordingly, the Company adopted FIN No. 46 and consolidated JCMD as a VIE, regardless of the Company not having an equity interest in JCMD. The Company consolidated JCMD in the fiscal year ended September 30, 2006. JCMD's liabilities will be satisfied from the cash flows of the JCMD's assets and revenues belonging to JCMD.

Included in the Company's consolidated balance sheet at September 30, 2006 are the following net assets of JCMD:

                       MARKETING WORLDWIDE CORPORATION
                 Notes to the Consolidated Financial Statements
                           September 30, 2006 and 2005
--------------------------------------------------------------------------------


ASSETS
   Cash and cash equivalents                                                    $    38,134
   Accounts Receivable, prepaid expenses and other current assets                   172,240
                                                                                -----------

   Total current assets                                                             210,374

   Property and equipment, net of accumulated depreciation of $37,521             1,359,224
                                                                                -----------
 Total Assets                                                                   $ 1,569,598

LIABILITIES
   Current portion of long-term debt (see Note H)                               $    37,939
   Accounts Payable and accrued liabilities                                             --
                                                                                -----------
         Total current liabilities                                                   37,939
   Long-term debt  (see Note I)                                                   1,316,689
                                                                                -----------
Total liabilities                                                               $ 1,354,628

Net assets                                                                      $   214,970


Consolidated results of operations include the following:
   Revenues - Real Estate                                                       $   163,012

   Costs and expenses - Real Estate
         Operating Expenses                                                          17,667
         Depreciation and amortization                                               13,900
         Interest                                                                    83,178
                                                                                -----------
         Total costs and expenses - Real Estate                                     114,745
                                                                                -----------

         Operating Income Real Estate                                           $    48,267
                                                                                ===========

Minimum future rental income under non-cancelable operating leases associated with real estate combined under FIN 46-R that has a term in excess of one year for each of the four succeeding years ended September 30, are as follows:

2007             $154,674
2008              157,767
2009              160,920
2010               40,428

TOTAL            $513,789

                         MARKETING WORLDWIDE CORPORATION
                 Notes to the Consolidated Financial Statements
                           September 30, 2006 and 2005
--------------------------------------------------------------------------------

NOTE C   INVENTORIES

Inventories are stated at the lower of cost or market determined by the average method. Components of inventories as of September 30, 2006 are as follows:


         Finished goods                                 $ 1,033,303
         Work- in-process                                   104,405
                                                        -----------
         TOTAL                                          $ 1,137,708
                                                        ===========


NOTE D   PROPERTY, PLANT AND EQUIPMENT

At September 30, 2006, property, plant and equipment consist of the following:

Tools                                 $ 648,476
Office equipments                       106,951
Automobiles                             145,475
Furniture and fixtures                  202,841
Land                                    261,645
Building                              1,115,700
                                     ----------
                                      2,481,088

Less: accumulated depreciation          349,566
                                     ----------
    TOTAL                            $2,131,522
    -----                            ==========

Depreciation expense included as a charge to income was $164,217 and $102,624 for the years ended September 30, 2006 and 2005, respectively.


NOTE E  NOTES RECEIVABLE

On November 1, 2005, the Company entered into a loan receivable agreement in the amount of $557,224 with one of its major suppliers. As per the terms of the Agreement, the loan will be paid back at installments of $15,478 at the 1st of every month, beginning at May 1, 2006 and ending at April 1, 2009. The loan carries an interest rate of 8%. This agreement was modified on April 1, 2006 to begin repayment on February 1,2007. The loan is secured by all inventories, equipment, appliances, furnishings and fixtures of this supplier. As of September 30, 2006, the Company's loan receivable outstanding totaled $630,361 consisting of principal repayments less than one year and greater than one year of $108,346 and $520,015, respectively.


NOTE F  OTHER CURRENT LIABILITIES

As of September 30, 2006 other current liabilities consists of the following:

Payroll and payroll taxes payables   $   31,648

Accrued expenses                        153,593

Credit cards payable                      7,081
                                     ----------
    TOTALS                           $  192,322
                                     ==========


Payroll and payroll taxes payables are related to the payroll and payroll taxes accruals for the year end.

                         MARKETING WORLDWIDE CORPORATION
                 Notes to the Consolidated Financial Statements
                           September 30, 2006 and 2005
--------------------------------------------------------------------------------

NOTE G    BANK LINE OF CREDIT

The Company has a credit facility with a bank with a maximum borrowing limit of $1,150,000, expiring on January 31, 2007. Interest on advances is charged at a rate of .25 percentage points under the Key Bank's announced Prime Rate (8% as of September 30, 2006). Borrowings under the agreement are collateralized by substantially all the Company's assets. As of September 30, 2006, the balance outstanding totaled $1,100,000. The Company is in compliance with all terms of the loan.

NOTE H  NOTES PAYABLE

On June 6, 2005, JCMD Properties (see Note C) entered into a ten-year mortgage note payable in the amount of $764,500 with KeyBank National Association. The terms of the loan require monthly principal and interest payments. Interest charged to the unpaid principal balance is at a rate of .25 percentage points under the Key Bank's announced Prime Rate. The mortgage note payable is collateralized by the substantially all of the Company's assets.

On August 8, 2005, JCMD Properties entered into a mortgage note payable in the amount of $611,600 with KeyBank National Association. Effective, October 2005, the $611,600 loan converted into a 20-year SBA loan with a fixed interest rate of 5.16%, which results in a monthly payment of $4,802.74.

As of September 30, 2006, notes payable consisted of the following:

Mortgage loan payable in 120 monthly principal installments
plus interest thereon at the Banks prime lending rate plus
..25% per annum. The loan is secured by a first deed of trust on real property and improvements located in Howell, MI. The
Company's Chief Executive and Chief Operating Officers and
principal shareholders personally guaranty the loan                $    741,524

Mortgage loan payable in 240 monthly principal installments
plus interest thereon at the Banks prime lending rate plus
..25% per annum. The loan is secured by a second deed of trust on real property and improvements located in Howell, MI. The
Company's Chief Executive and Chief Operating Officers and
principal shareholders personally guaranty the loan.                    613,104

Note payable, unsecured, payable in monthly installments of
interest only 11.5% per annum Principal and accrued interest
due in full in January 2008.                                            130,000
                                                                   ------------
                                                                      1,484,628
Less: current maturities                                                 38,415
                                                                   ------------
                                                                   $  1,446,213
                                                                   ============


Payments for notes payable, including the JCMD loans for next five year ending September 30, are as follows:

TWELVE MONTHS ENDING


     2007                                         $   38,415
     2008                                            170,908
     2009                                             43,570
     2010                                             46,412
     2011                                             49,446
     Beyond                                        1,135,877
                                                  ----------
     TOTAL                                        $1,484,628
                                                  ==========

NOTE I  CAPITAL LEASE OBLIGATIONS

Automobile and equipment includes the following amounts for capitalized leases at September 30, 2006:

                                                                         2006
                                                                      ---------
Automobile and equipment                                              $ 348,316
Less: accumulated depreciation and amortization                         112,755
                                                                      ---------
                                                                      $ 235,561
                                                                      =========

Future minimum lease payments required under the capital leases are as follows:

2006                                                                  $ 190,379
                                                                      ---------
Less: amount representing interest                                       17,501
                                                                      ---------
Subtotal                                                                172,878
Less: current portion                                                    75,675
                                                                      ---------
Long-term portion                                                     $  97,203
                                                                      =========

                         MARKETING WORLDWIDE CORPORATION
                 Notes to the Consolidated Financial Statements
                           September 30, 2006 and 2005
--------------------------------------------------------------------------------


Following is a schedule of the Company's future minimum capital lease obligations:

September 30,

2007                                                   $  80,050
2008                                                      68,677
2009                                                      26,108
2010                                                      13,478
2011                                                       2,066
                                                       ---------
Total                                                    190,379
Less, interest                                            17,501
                                                       ---------
Present value of minimum capital lease obligations     $ 172,878


As of September 30, 2006, the Company had equipment and automobiles purchased under non-cancelable capital leases with an original and net book value of $270,064 and $199,243, respectively. For the year ended September 30, 2006 and 2005, depreciation was $51,147 and $19,647, respectively.

NOTE J    NOTES PAYABLE- RELATED PARTY

At September 30, 2006, the related party note payable outstanding balance was $7,031. For the years ended September 30, 2006 and 2005, no related party interest has been charged to operations as the same has been waived.

                        MARKETING WORLDWIDE CORPORATION
                 Notes to the Consolidated Financial Statements
                           September 30, 2006 and 2005
--------------------------------------------------------------------------------


NOTE K   STOCKHOLDERS' EQUITY

The Company is authorized to issue 110,000,000 shares of which stock 100,000,000 shares of par value of $.001 each shall be common stock and of which 10,000,000 shares of par value of $.001 each shall be preferred stock. As of September 30, 2006, the Company has issued and outstanding 11,228,280 shares of common stock. As of September 30, 2006, the Company has no issued and outstanding shares of preferred stock.

In March 2005, the Company cancelled 200,000 shares of common stock that were issued previously to a consultant in June 2004. The original issuance of shares was issued subject to the delivery of certain investor relations services to the Company. The services were not delivered. Accordingly, the consultant agreed to surrender the shares to the Company.

In August 2006, the Company issued 112,000 shares of its restricted common stock for a one year contract for a variety of investor relations and financial consulting services valued at $1.00 per shared which represents the fair value of the services that will be rendered , which does not differ materially from the value of the shares issued.

In August, 2006, the Company issued 64,285 shares of restricted common stock for current and future legal services to be rendered to the Company valued at $1.00 per share which represents the fair value of the services that will be rendered, which does not differ materially from the value of the shares issued

                         MARKETING WORLDWIDE CORPORATION
                 Notes to the Consolidated Financial Statements
                           September 30, 2006 and 2005
--------------------------------------------------------------------------------

NOTE L   STOCK OPTIONS AND WARRANTS


Stock Options
-------------

The following table summarizes the changes in options outstanding and the related prices for the shares of the Company's common stock issued to non-employees of the Company as of September 30, 2006:


                                Options Outstanding                               Options Exercisable
                        --------------------------------                       ----------------------------
                                          Weighted Average        Weighed                       Weighted
                          Number       Remaining Contractual      Average         Number        Average
   Exercise Prices     Outstanding          Life (Years)       Exercise Price  Exercisable   Exercise Price
   ---------------     -----------          ------------       --------------  -----------   --------------
       $ 1.00            250,000                2.25               $ 1.00        250,000        $ 1.00
       $ 1.25            200,000                2.25                 1.25        200,000          1.25
                        --------               -----              -------       --------       -------
                         450,000                2.25               $ 1.00        450,000        $ 1.11
                        ========               =====              =======       ========       =======

Transactions involving options issued to non-employees are summarized as follows:

                                                               Weighted Average
                                           Number of Shares    Price Per Share
                                           ----------------    ---------------
       Outstanding at October 1, 2004            250,000              1.00
          Granted                                   -                   -
          Exercised                                 -                   -
          Canceled or expired                       -                   -
                                               ----------         ---------
       Outstanding at September 30, 2005         250,000          $   1.00
                                               ==========         =========
          Granted                                200,000              1.25
          Exercised                                    -                 -
          Canceled or expired                          -                 -
                                               ----------         ---------
       Outstanding at September 30, 2006         450,000          $   1.11
                                               ==========         =========

Warrants
--------

The following table summarizes the changes in warrants outstanding and the related prices for the shares of the Company's common stock issued to non-employees and consultants of the Company as of September 30, 2006:


                                Warrants Outstanding                              Warrants Exercisable
                        --------------------------------                       ----------------------------
                                          Weighted Average        Weighed                       Weighted
                          Number       Remaining Contractual      Average         Number        Average
   Exercise Prices     Outstanding          Life (Years)       Exercise Price  Exercisable   Exercise Price
   ---------------     -----------          ------------       --------------  -----------   --------------
       $0.50            1,000,000               2.25               $ 0.50      1,000,000          $ 0.50
                        ----------              -----              -------     ----------         -------
                        1,000,000               2.25               $ 0.50      1,000,000          $ 0.50
                        ==========              =====              =======     ==========         =======


                         MARKETING WORLDWIDE CORPORATION
                 Notes to the Consolidated Financial Statements
                           September 30, 2006 and 2005
--------------------------------------------------------------------------------

NOTE L   STOCK OPTIONS AND WARRANTS (Continued)

Warrants (continued)
-------------------

Transactions involving warrants issued to non-employees are summarized as follows:

                                                               Weighted Average
                                           Number of Shares    Price Per Share
                                           ----------------    ---------------
       Outstanding at October 1, 2003                  -        $      -
          Granted                               1,000,000           0.50

          Exercised                                    -               -
          Canceled or expired                          -               -
                                               ----------       ---------
       Outstanding at September 30, 2004       1,000,000            0.50

                                               ==========       =========
          Granted                                  -                -
          Exercised                                -                -
          Canceled or expired                      -                -
                                               ----------       ---------
       Outstanding at September 30, 2005       1,000,000        $   0.50
                                               ==========       =========

          Granted                                  -                -
          Exercised                                -                -
          Canceled or expired                      -                -
                                               ----------       ---------
       Outstanding at September 30, 2006       1,000,000        $   0.50
                                               ==========       =========


The weighted-average fair value of stock options and warrants granted to non-employees during the years ended September 30, 2006 and 2005 and the significant assumptions used to determine those fair values, using a Black-Scholes option pricing model are as follows:

                                                           2006         2005
                                                        ----------   ----------
Significant assumptions (weighted-average):
Risk-free interest rate at grant date                        4.5%         N/A
Expected stock price volatility                             37.7%         N/A
Expected dividend payout                                     --           --
Expected option life-years (a)                               2.25         N/A

(a) The expected option/warrant life is based on contractual expiration dates.


NOTE M   OTHER INCOME (EXPENSE)

For the years ended September 30, other income (expense) consists of the following:

                                                             2006        2005
                                                          ---------   ---------
Net gains on disposal of asset                            $           $

Miscellaneous income                                         6,346       3,850

Interest income                                              ---         2,801

Loss on foreign exchange currency transaction              (16,521)     (2,909)
                                                          ---------   ---------

    Totals                                                $(10,175)   $   3,742
                                                          =========   =========


Miscellaneous income includes the credits from vendors for various immaterial services rendered, warranty claims, and other receipts.

                         MARKETING WORLDWIDE CORPORATION
                 Notes to the Consolidated Financial Statements
                           September 30, 2006 and 2005
--------------------------------------------------------------------------------

NOTE N   DERIVATIVE FINANCIAL INSTRUMENTS

The Company periodically uses foreign exchange contracts for trading purposes. There were no foreign currency exchange contracts outstanding as of September 30, 2006.

The Company's short term foreign currency contracts subject the Company to risk due to foreign exchange rate fluctuations, because gains and losses on these instruments may have significant impact on the results of operations.

NOTE O   PROVISION FOR INCOME TAXES


The component of income tax expense attributable to continuing operations for the years ended September 30, 2006 and 2005 are as follows:

                                                            2006          2005
                                                         ---------     ---------
Federal
         Current                                         $107,430      $ 85,675
         Deferred tax expense                                  --             --
                                                         ---------     ---------
                                                          107,430        85,675
                                                         ---------     ---------

State
         Current                                           10,274        11,100
         Deferred tax expense                                  --             --
                                                         ---------     ---------
                                                           10,274        11,100
                                                         ---------     ---------

Total                                                    $117,704      $ 96,775
                                                         ========      =========


The following table reconciles income taxes based on U.S. statutory tax rate to the Company's income tax expense from continuing operations:

                                                             2006         2005
                                                          ---------    ---------

Income tax based on the U. S. statutory tax rate          $107,430     $ 85,675
State income taxes                                          10,274       11,100
                                                          ---------    ---------
Total                                                     $117,704     $ 96,775
                                                          =========    =========

In October 2003, the Company acquired all previously outstanding membership interests of MWWLLC. This transaction has resulted in MWWLLC being treated as "disregarded entity" for federal income tax purposes, hence does not file federal and state income tax returns. The assets, liabilities and results of operations of MWWLLC are now being reported in the Company's corporate tax returns. MWWLLC had claimed bonus depreciation in previous years resulting in lower tax basis of assets. Hence the Company has recorded a deferred tax liability on the difference between book and tax basis for these assets.

An analysis of the Company's deferred tax assets and deferred tax liabilities at September 30, 2006 showing the tax effect of significant temporary differences is as follows:

                                                             2006
                                                          ---------
Deferred tax assets
         Warranty reserve                                 $   7,023

Deferred tax liabilities
         Accumulated depreciation                           (30,361)
                                                          ---------

Total                                                     $  23,338
                                                          =========

                         MARKETING WORLDWIDE CORPORATION
                 Notes to the Consolidated Financial Statements
                           September 30, 2006 and 2005
--------------------------------------------------------------------------------

NOTE P   EARNINGS PER COMMON SHARE

The following table presents the computation of basic and diluted earnings per share for the years ended September 30, 2006 and 2005:


                                                        2006          2005
                                                    ------------   ------------
Net income available for common shareholders        $    305,950   $    179,809
                                                    ------------   ------------
Weighted average common shares outstanding
  for basic earnings per share                        11,074,031     11,051,995
Weighted average common shares outstanding
  for dilutive earnings per share                     12,324,031     11,051,995
                                                    ------------   ------------
Basic earnings per share                            $       0.03   $       0.02
Dilutive earnings per share                         $       0.03   $       0.02

During the year ended September 30, 2006, options and warrants to purchase were included in the dilutive earnings computation totaling 250,000 and 1,000,000 common shares at weighted average exercise prices of $1.00 and $.50,respectively.

NOTE Q   ECONOMIC DEPENDENCY

During the year ended September 30, 2006 approximately, $8,273,625 (88%) of total 2006 revenues were derived from and $1,534,443 (93%) of the total accounts receivable at September 30, 2006 were due from three customers.

During the year ended September 30, 2005 approximately, $7,128,880 (88%) of total 2005,revenues were derived from three customers.

During the year ended September 30, 2006 approximately, $4,478,954 (62%) of total 2006 purchases were made from and $1,060,865 (74%) of the total accounts payable at September 30, 2006 were due to three suppliers.

During the year ended September 30, 2005 approximately, $4,383,004 (78%) of total 2005,purchases were made from three suppliers.

NOTE R   COMMITMENTS AND CONTINGENCIES

Related Party Lease Obligations and Transactions

In August 2006, the Company purchased a vehicle from a Company officer for $12,000, which approximates the asset's fair value.

On January 1, 2005, the Company entered into a twenty-two month real property lease ended October 31, 2006 with a related party (Mr. Michael Winzkowski, the Company's President & CEO) for use of general offices located in the city of Palm Harbor, Florida.

On March 5, 2004, MWW and MWWLLC entered into five year real property lease, beginning on January 1, 2005, with a related party (JCMD Properties LLC: See Note C) for use of warehouse and general offices located in the city of Howell, Michigan.

Following is a schedule of the Company's annual related party operating lease commitments for the coming three years:

2007              $155,435
2008              $158,544
2009              $161,715
2010              $     --
Total             $475,694

During the years ended September 30, 2006 and 2005, the Company incurred rent expense of $151,641 and $150,675, respectively.

                         MARKETING WORLDWIDE CORPORATION
                 Notes to the Consolidated Financial Statements
                           September 30, 2006 and 2005
--------------------------------------------------------------------------------

NOTE S   Employment and Consulting Agreements

The Company has employment agreements with all of its employees. In addition to salary and benefit provisions, the agreements include non-disclosure and confidentiality provisions for the protection of the Company's proprietary information.

The Company has consulting agreements with outside contractors to provide marketing and financial advisory services. The Agreements are generally for a term of 12 months from inception and renewable automatically from year to year unless either the Company or Consultant terminates such engagement by written notice.

The following unaudited Condensed Consolidated Financial Statements for the six months ended March 31, 2007 and 2006 have been prepared by Marketing Worldwide Corporation, a Delaware corporation.

                         MARKETING WORLDWIDE CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEET

                                   (Unaudited)
                                 March 31, 2007


ASSETS
Current assets:
Cash and cash equivalents                                             $  121,698
Accounts receivable, net                                               1,443,313
Inventories                                                            1,151,709
Other current assets                                                     305,773
                                                                      ----------
TOTAL CURRENT ASSETS                                                   3,022,493

Property, plant and equipment, net                                     2,031,660

Other assets, net                                                        499,234
                                                                      ----------

Total Assets                                                          $5,553,387
                                                                      ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Bank line of credit                                                   $1,136,859
Notes payable and Capital Lease current portion                           48,242
Accounts payable                                                         824,650
Notes payable - related parties                                            7,031
Other current liabilities                                                 76,651
                                                                      ----------
TOTAL CURRENT LIABILITIES                                              2,093,433

Notes Payable - long term portion                                      1,429,590
Capital leases - long term portion                                        83,330
Deferred tax liability - long term portion                                30,361
                                                                      ----------
TOTAL LIABILITIES                                                      3,636,714

                                                                      ----------

Interest in Non-Controlling Entity                                       225,750
                                                                      ----------

Stockholders' equity:
Preferred stock - $0.001 par value, 10,000,000 shares authorized:
shares issued and outstanding - 0                                             --
Common stock - $0.001 per value, 100,000,000 shares authorized:
11,363,080 shares issued and outstanding at March 31, 2007                11,363
Additional paid-in capital                                             1,073,702
Retained earnings                                                        605,858

TOTAL STOCKHOLDERS' EQUITY                                             1,916,673
                                                                      ----------

Total Liability and Stockholders' Equity                              $5,553,387
                                                                      ==========



              See accompanying footnotes to the unaudited condensed
                        consolidated financial statements

                         MARKETING WORLDWIDE CORPORATION
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)

                                                           Six Months Ended
                                                      March 31,         March 31,
                                                       2007               2006
                                                    ------------      ------------
Sales                                               $  4,402,949      $  4,213,742

Cost of sales                                          3,083,156         3,149,948
                                                    ------------      ------------
Gross profit                                           1,319,793         1,063,794

Operating Expenses:
Selling, general & administrative expenses             1,149,011           916,611
Financial expenses                                        95,245            63,980
                                                    ------------      ------------

Total Operating Expenses                               1,244,256           980,591

Income from operations                                    75,537            83,203

Other expense (income)                                    20,353              (405)
                                                    ------------      ------------

Income before provision for income taxes                  55,184            83,608

Provision for income taxes                                12,000            20,130
                                                    ------------      ------------

Income before minority interest                           43,184            63,478

Minority interest                                         10,779            29,714
                                                    ------------      ------------

Net income                                          $     32,405      $     33,764
                                                    ============      ============
Earnings per share
          Basic                                     $         --      $         --
                                                    ============      ============

          Diluted                                   $         --      $         --
                                                    ============      ============

Weighted average common stock outstanding
          Basic                                       11,349,680        11,051,995
                                                    ============      ============

          Diluted                                     12,349,680        11,282,764
                                                    ============      ============

              See accompanying footnotes to the unaudited condensed
                        consolidated financial statements


                                      F-29



                           MARKETING WORLDWIDE CORPORATION
                   CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                For The Six Months Ended March 31, 2007 and 2006
                                     (UNAUDITED)
------------------------------------------------------------------------------------

                                                                 Six Months Ended
                                                                    March 31,
                                                                 2007         2006
                                                              ---------    ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income                                               $  32,405    $  33,764
                                                              ---------    ---------
Adjustments to reconcile net income to net cash (used in)
  provided by operating activities:
     Depreciation                                               121,891       52,280

     Common Stock issued in exchange for services               121,234            -


CHANGES IN OPERATING ASSETS AND LIABILITIES:
     Decrease (increase) in accounts receivable                 205,807     (328,368)
     Decrease (increase) in inventories                         (14,001)    (136,822)
     Increase in other assets                                    25,133      (27,939)
     Decrease in accounts payable                              (463,799)     594,017
     (Decrease) increase in other current liabilities          (153,326)      14,814
                                                              ---------    ---------
         TOTAL ADJUSTMENTS                                     (157,061)     167,982
                                                              ---------    ---------
     NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES       (124,656)     201,746
                                                              ---------    ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Acquisition of property and equipments                     (11,846)    (256,653)
     Loan receivable advances                                        73      (92,463)
                                                              ---------    ---------
         NET CASH USED IN INVESTING ACTIVITIES                  (11,773)    (349,116)
                                                              ---------    ---------
CASH FLOWS FROM FINANCING ACTIVITIES:

     Minority interest                                           10,780       29,714
     Repayment of note payable - related parties                      0      ( 7,031)
     Proceeds from (repayment of) line of credit                      0      199,667
     Repayment of notes payable and capital leases              (96,342)     (79,332)
                                                              ---------    ---------
         NET CASH PROVIDED (USED IN)BY FINANCING ACTIVITIES     (85,562)     143,018
                                                              ---------    ---------
         NET DECREASE IN CASH AND CASH EQUIVALENTS             (221,991)      (4,352)
Cash and cash equivalents at beginning of the Period            343,689      187,596
                                                              ---------    ---------
         CASH AND CASH EQUIVALENTS AT END OF THE PERIOD       $ 121,698    $ 183,244
                                                              =========    =========

SUPPLEMENTAL DISCLOSURES FOR CASH FLOW INFORMATION:
     Cash paid during the Quarter for interest                $  95,245    $  63,980
                                                              =========    =========
     Cash paid during the Quarter for income taxes            $     911    $   3,523
                                                              =========    =========

              See accompanying footnotes to the unaudited condensed
                        consolidated financial statements

                         MARKETING WORLDWIDE CORPORATION

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2007
                                   (UNAUDITED)

================================================================================

NOTE A - SUMMARY OF ACCOUNTING POLICIES


GENERAL

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-QSB. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Accordingly, the results from operations for the six months and three months period ended March 31, 2007, are not necessarily indicative of the results that may be expected for the year ended September 30, 2007. The unaudited condensed consolidated financial statements should be read in conjunction with the September 30, 2006 financial statements and footnotes thereto included in the Company's SEC Form 10KSB.

BUSINESS AND BASIS OF PRESENTATION
----------------------------------

Marketing Worldwide Corporation (the "Company", "Registrant" or "MWW"), is incorporated under the laws of the State of Delaware in July 2003. The Company is engaged, through its wholly-owned subsidiary, Marketing Worldwide LLC ("MWWLLC"), in the design, import and distribution of automotive accessories for motor vehicles in the automotive aftermarket industry.

The consolidated financial statements include the accounts of the Registrant and its wholly-owned subsidiary, Marketing Worldwide LLC. Effective January 1, 2005, the consolidated financial Statements also include a variable interest entity
(VIE) of which the LLC is the primary beneficiary as further described in Note
E. All significant inter-company transactions and balances, including those involving the VIE, have been eliminated in consolidation.

RECLASSIFICATION
----------------

Certain reclassifications have been made to conform to prior periods' data to the current presentation. These reclassifications had no effect on reported net income (loss).

ACCOUNTING FOR VARIABLE INTEREST ENTITIES
-----------------------------------------

In December 2003, the FASB issued a revision to FASB Interpretation ("FIN") No. 46, "Consolidation of Variable Interest Entities" (FIN No. 46R). FIN No. 46R clarifies the application of ARB No. 51, "Consolidated Financial Statements," to certain entities in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity risk for the entity to finance its activities without additional subordinated financial support. FIN No. 46R requires the consolidation of these entities, known as variable interest entities, by the primary beneficiary of the entity. The primary beneficiary is the entity, if any, that will absorb a majority of the entities expected losses, receive a majority of the entity's expected residual returns, or both.

Pursuant to the effective date of a related party lease obligation, the Company adopted FIN 46R on January 1, 2005. This resulted in the consolidation of one variable interest entity (VIE) of which the Company is considered the primary beneficiary. The Company's variable interest in this VIE is the result of providing certain secured debt mortgage guarantees on behalf of a limited liability company that leases warehouse and general offices located in the city of Howell, Michigan.

                         MARKETING WORLDWIDE CORPORATION

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2007
                                   (UNAUDITED)
================================================================================


NOTE A - SUMMARY OF ACCOUNTING POLICIES (CONTINUED)

NEW ACCOUNTING PRONOUNCEMENTS
-----------------------------

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" ("SFAS 157"). This statement defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. This statement does not require any new fair value measurements. The effective date of this statement is for fiscal years beginning after November 15, 2007. The Company is currently evaluating the impact, if any, of the adoption of SFAS 157.

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities--Including an amendment of FASB Statement No. 115" ("SFAS 159"). This statement permits all entities to choose, at specified election dates, to measure eligible items at fair value (the "fair value option"). A business entity must report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. Upfront costs and fees related to items for which the fair value option is elected must be recognized in earnings as incurred and not deferred. This statement is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007. The Company is currently evaluating the impact, if any, of the adoption of SFAS 159.

In July 2006, the FASB issued Financial Interpretation No. 48, "Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109" ("FIN 48"), which is a change in accounting for income taxes. FIN 48 specifies how tax benefits for uncertain tax positions are to be recognized, measured, and derecognized in financial statements; requires certain disclosures of uncertain tax matters; specifies how reserves for uncertain tax positions should be classified on the balance sheet; and provides transition and interim period guidance, among other provisions. FIN 48 is effective for fiscal years beginning after December 15, 2006. We do not anticipate that this FASB will have any material impact on our financial condition or results of operations.

In September 2006, the SEC issued SAB No. 108, "Considering the Effects of Prior Year Misstatements When Quantifying Misstatements in Current Year Financial Statements" ("SAB 108"), which provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. The guidance is applicable for fiscal years ending after November 15, 2006. We do not anticipate that this SAB will have any material impact on our financial condition or results of operations.

                         MARKETING WORLDWIDE CORPORATION
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2007
                                   (UNAUDITED)
================================================================================


NOTE B - BANK LINE OF CREDIT

The Company renewed its credit facility on February 9, 2007 and was approved for an increased credit line with Key Bank with a maximum borrowing limit increased from $1,150,000 to $1,500,000, expiring on February 1, 2008. The line of credit is set up with an annual renewal provision. Interest on advances are charged at a rate of .25 percentage points under the Key Bank's announced Prime Rate. Borrowings under the agreement are collateralized by substantially all the Company's assets.

NOTE C - CAPITAL STOCK

The Company is authorized to issue 110,000,000 shares of which stock 100,000,000 shares of par value of $.001 each shall be common stock and of which 10,000,000 shares of par value of $.001 each shall be preferred stock. As of March 31, 2007, the Company has issued and outstanding 11,363,080 shares of common stock. As of March 31, 2007, the Company has no issued and outstanding shares of preferred stock.

In January 2007, the Company issued an aggregate of 55,000 of common stock to a consultant under the non employee stock option plan. The original exercise price was $1.00 per share. The Company issued the shares to settle an outstanding accounts payable balance of $55,000

In 2nd Quarter 2007, the Company issued an aggregate of 79,800 shares of common stock to a consultant in exchange for a total of $66,234 for services and expenses rendered. These shares were valued at a weighted average of $0.83 per share which represents the fair value of the services received which did not differ materially from the value of the stock issued.


NOTE D - STOCK OPTIONS AND WARRANTS

During the Six Months Ended March 31, 2007, the Company did not grant any compensatory stock options and warrants to non-employees. Accordingly no compensation costs were charged to operations during the six months ended March 31, 2007.

                         MARKETING WORLDWIDE CORPORATION
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2007
                                   (UNAUDITED)
================================================================================


STOCK OPTIONS

The following table summarizes the changes in options outstanding and the related prices for the shares of the Company's common stock issued to non-employees of the Company as of March 31, 2007:


                                   Options Outstanding                               Options Exercisable
                           --------------------------------                       ----------------------------
                                             Weighted Average        Weighed                       Weighted
                             Number       Remaining Contractual      Average         Number        Average
      Exercise Prices     Outstanding          Life (Years)       Exercise Price  Exercisable   Exercise Price
      ---------------     -----------          ------------       --------------  -----------   --------------
           $ 1.00            195,000                1.75               $ 1.00        195,000        $ 1.00
           $ 1.25            200,000                1.75               $ 1.25        200,000        $ 1.25
                            --------               -----              -------       --------       -------
                             395,000                1.75               $ 1.11        395,000        $ 1.12
                            ========               =====              =======       ========       =======

   Transactions involving options issued to non-employees are summarized as follows:

                                                                Weighted Average
                                              Number of Shares   Price Per Share
                                              ----------------   ---------------
          Outstanding at October 1, 2007            450,000         $   1.11
             Granted                                      -
             Exercised                              (55,000)           (1.00)
             Canceled or expired                          -                -
                                                  ---------         --------
          Outstanding at March 31, 2007             395,000         $   1.12
                                                  =========         ========



   Warrants


   The following table summarizes the changes in warrants outstanding and the related prices for the shares of the Company's common stock issued to non-employees of the Company as of March 31, 2007:


                                             Warrants Outstanding                                    Warrants Exercisable
                                             --------------------                                    --------------------

                                                 Weighted Average          Weighed                          Weighted
                                Number        Remaining Contractual        Average         Number            Average
   Exercise Prices          Outstanding            Life (Years)         Exercise Price   Exercisable      Exercise Price
   ---------------          -----------            ------------         --------------   -----------      --------------

   $0.50                     1,000,000                 1.75                  $0.50       1,000,000            $0.50
                             ---------                 ----                  -----       ---------            -----
                             1,000,000                 1.75                  $0.50       1,000,000            $0.50
                             =========                 ====                  =====       =========            =====

   Transactions involving warrants issued to non-employees are summarized as follows:

                                                                                Weighted Average
                                                        Number of Shares        Price Per Share
                                                        ----------------        ---------------
   Outstanding at October 1, 2007                             1,000,000                 $0.50
                Granted                                              -                     -
                Exercised                                            -                     -
                Canceled or expired                                  -                     -
                                                              ---------                 -----
   Outstanding at March 31, 2007                              1,000,000                 $0.50
                                                              =========                 =====

                         MARKETING WORLDWIDE CORPORATION
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2007
                                   (UNAUDITED)
================================================================================


NOTE E - CONSOLIDATION OF VARIABLE INTEREST ENTITIES

On June 6, 2005 and August 8, 2005, JCMD Properties LLC, an entity controlled by the Company's Chief Executive and Chief Operating officers respectively ("JCMD"), entered into a Secured Loan Agreement with a financial institution, in connection with the financing of real property and improvements ("property"). This agreement is guaranteed by the company.

The property is leased to the Company under a long term operating lease beginning on January 1, 2005. Under the loan agreements, JCMD is obligated to make periodic payments of principal repayments and interest (see Note I). The Company has no equity interest in JCMD or the property.

Based on the terms of the lending agreement with the above entity, the Company determined that JCMD was a variable interest entity ("VIE") and the Company was the primary beneficiary under FIN No. 46 since JCMD does not have sufficient equity at risk for the entity to finance its activities.

FIN No. 46 requires that an enterprise consolidate a VIE if that enterprise has a variable interest that will absorb a majority of the entity's expected losses if they occur. Accordingly, the Company adopted FIN No. 46 and consolidated JCMD as a VIE, regardless of the Company not having an equity interest in JCMD.

Included in the Company's consolidated balance sheet at March 31, 2007 are the following net assets of JCMD:

                         MARKETING WORLDWIDE CORPORATION
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 MARCH 31, 2007
                                   (UNAUDITED)
================================================================================


ASSETS (JCMD)

   Cash and cash equivalents                                         $   36,035
   Accounts Receivable, prepaid expenses and other current assets       184,939
                                                                     ----------

   Total current assets                                                 220,974

   Property and equipment, net of accumulated depreciation
   of $55,521                                                         1,321.824

   Other assets                                                          19,400
                                                                     ----------
 Total Assets                                                        $1,562,198
                                                                     ----------
LIABILITIES
   Current portion of long-term debt                                 $   36,859
   Accounts Payable and accrued liabilities                                   0
                                                                     ----------
         Total current liabilities                                       36,859

   Long-term debt                                                     1,299,590
                                                                     ----------
Total liabilities                                                    $1,336,449
                                                                     ----------

Net assets                                                           $  225,749


Consolidated results of operations include the following:
   Revenues - Real Estate/other                                      $   77,852

   Costs and expenses - Real Estate
         Operating Expenses                                               3,664
         Depreciation and amortization                                   18,000
         Interest                                                        45,409
                                                                     ----------
         Total costs and expenses - Real Estate                          67,073
                                                                     ----------

         Operating Income Real Estate                                $   10,779
                                                                     ==========


NOTE F - SUBSEQUENT EVENT

On April 23, 2007, the Company sold 3,500,000 shares of its Series A Convertible Preferred Stock and certain common stock purchase warrants to Vision Opportunity Master Fund, Ltd. in a private placement for $3,500,000. Carter Securities, LLC of New York acted as placement agent. The full terms and conditions have been disclosed in a report on Form 8-K that has been filed with the SEC on April 27, 2007.

    CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
                                   DISCLOSURE

There have been no changes in accountants or disagreements with accountants on accounting and financial disclosures.

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under Delaware law, a corporation may indemnify its officers, directors, employees, and agents, including indemnification of these persons against liability under the Securities Act of 1933.

In addition, Section 102(b) (7) of the Delaware General Corporation Law and Marketing WorldWide's Certificate of Incorporation provide that a director of this corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability:

o For any breach of the director's duty of loyalty to the corporation or its stockholders;
o For acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
o    For paying a dividend or approving a stock repurchase in violation of
     Section 174 of the Delaware General Corporation Law; or
o For any transaction from which the director derived an improper personal benefit.

The effect of these provisions may be to eliminate the rights of Marketing Worldwide and its stockholders, through stockholders derivative suits on behalf of Marketing Worldwide, to recover monetary damages against a director for breach of fiduciary duty as a director, except in the situations described in clauses set forth above in the preceding sentence.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following sets forth the expenses in connection with this offering. Marketing Worldwide shall bear all these expenses. All amounts set forth below are estimates, other than the SEC registration fee.

 SEC Registration Fee                     $    802.56
 Legal Fees and Expenses                  $ 25,000.00
 Accounting Fees and Expenses             $  7,000.00
 Miscellaneous                            $  5,000.00
                                          -----------
 TOTAL                                    $ 37,802.56

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

On July 31, 2003, MWW offered and sold 400,000 shares of its $.001 par value common stock to two natural persons in exchange for $4,200 cash and 100,000 shares of common stock of F10 Oil & Gas Properties, Inc. with a recorded value of $1.00. There was no general solicitation, no advertisement and resale restrictions were imposed by placing a Rule 144 legend on the stock certificates. This transaction was exempt from registration under the Securities Act of 1933, based upon Section 4(2) for transactions by the issuer not involving any public offering. Based upon the established relationship between the investors and the issuer's officer and director, the issuer concluded that each investor was either an accredited investor or that each investor had such knowledge and experience in business and financial matters that he was capable of evaluating the merits and risks of the prospective investment and that the amount of the investment for each person was reasonable in relation to the investor's net worth because it did not exceed 10% of the investor's net worth.

On August 15, 2003, MWW issued a Stock Option to one natural person as an incentive to represent MWW as legal counsel. The Stock Option allows the holder to purchase 250,000 shares of $.001 par value common stock at $1.00 per share any time before December 31, 2008. Further, the Stock Option is not subject to dilution based upon any reverse split of the common stock and is exercisable, in whole or in part, with a promissory note of not less than 45 days duration or upon common cashless exercise terms. There was no general solicitation, no advertisement and the optionee was an officer and director of MWW at the time. This transaction was exempt from registration under the Securities Act of 1933, based upon Section 4(2) for transactions by the issuer not involving any public offering. The issuer through its director knew that the investor was an accredited investor.

On October 1, 2003, MWW offered and sold 9,600,000 shares of its $.001 par value common stock to three persons, Michael Winzkowski, James C. Marvin and Gregory
G. Green, to acquire to 100% of the membership interests in Marketing Worldwide LLC, a Michigan limited liability company ("MWWLLC"), in a tax-free exchange whereby MWWLLC became a wholly owned subsidiary of MWW. The value of the stock that was issued was the historical cost of MWWLLC's net tangible assets, $2,067,386. There was no general solicitation, no advertisement and resale restrictions were imposed by placing a Rule 144 legend on the stock certificates. This transaction was exempt from registration under the Securities Act of 1933, based upon Section 4(2) for transactions by the issuer not involving any public offering. Based upon the relationship between the investors and the issuer's officers, directors, affiliates, and promoters, the issuer concluded that each investor was either an accredited investor and had such knowledge and experience in business and financial matters that he was capable of evaluating the merits and risks of the prospective investment and that the amount of the investment for each natural person was reasonable in relation to the investor's net worth because it did not appear to exceed 10% of the investor's net worth, exclusive of home, home furnishings, and automobiles.

On October 31, 2003, MWW offered and sold 4,000 shares of its $.001 par value common stock and a Common Stock Purchase Warrant to acquire up to 1,000,000 shares of its $.001 par value common stock to Wendover Investments Limited, a company organized under the laws of the Cayman Islands in exchange for $6,000. The Warrant allows the holder to exercise any time before December 31, 2008. There was no general solicitation, no advertisement and resale restrictions were imposed by placing a Rule 144 legend on the certificates. This transaction was exempt from registration under the Securities Act of 1933, based upon Section 4(2) for transactions by the issuer not involving any public offering. Based upon the established relationship between the investor and the issuer's officers, directors, affiliates, and promoters, the issuer concluded that the investor was an accredited investor capable of evaluating the merits and risks of the prospective investment and that the amount of the investment was reasonable in relation to the investor's net worth.

In April 2004, MWW entered a written agreement to issue 200,000 shares of its common stock to one person as payment for services rendered and to be rendered related to investor relations, public relations, and media relations on behalf of MWW. There was no general solicitation, no advertisement and resale restrictions were imposed by placing a Rule 144 legend on the certificates. This transaction was exempt from registration under the Securities Act of 1933, based upon Section 4(2) for transactions by the issuer not involving any public offering. Based upon the established relationship between the investor and the issuer's officers, directors, affiliates, and promoters, the issuer concluded that the investor had such knowledge and experience in business and financial matters that he was capable of evaluating the merits and risks of the investment and that the amount of the investment was reasonable in relation to the investor's net worth because it did not appear to exceed 10% of the investor's net worth. During the quarter ended March 31, 2005, the investor and MWW cancelled the agreement for services and the investor returned the shares.

During May and June 2004, MWW offered and sold 512,186 shares of its common stock to 26 persons, all of who had a pre-existing relationship with the current officers and directors of MWW, at a price of $.65 per share. The gross offering proceeds of $ $336,921. There was no general solicitation; no advertisement and resale restrictions were imposed by placing a Rule 144 legend on the certificates. The investors reside in Germany, Michigan, Florida and Massachusetts. Based upon the established relationship between the investor and the issuer's officers, directors, affiliates, and promoters, the issuer concluded that each investor was either an accredited investor or that each investor alone or with his/her legal, tax, financial and purchaser representatives, if any, has such knowledge and experience in business and financial matters that he/she is capable of evaluating the merits and risks of the prospective investment and that the amount of the investment for each natural person was reasonable in relation to the investor's net worth because it did not appear to exceed 10% of the investor's net worth, exclusive of home, home furnishings and automobiles.

In June 2004, MWW issued 535,809 shares of its common stock and agreed to issue an option to purchase 200,000 shares of its common stock, subject to certain terms and conditions, to one person in exchange for services rendered. There was no general solicitation, no advertisement and resale restrictions were imposed by placing a Rule 144 legend on the certificates. This transaction was exempt from registration under the Securities Act of 1933, based upon Section 4(2) for transactions by the issuer not involving any public offering. Based upon the established relationship between the investor and the issuer's officers, directors, affiliates, and promoters, the issuer concluded that the investor was capable of evaluating the merits and risks of the prospective investment and that the amount of the investment was reasonable.

In August 2006, MWW issued 112,000 unregistered shares of common stock for a one year contract for a variety of investor relations and financial consulting services valued at $ 1.00 per share , which represents the fair value of the services that will be rendered, which does not differ materially from the value of the shares. There was no general solicitation, no advertisement and resale restrictions were imposed by placing a Rule 144 legend on the certificates. This transaction was exempt from registration under the Securities Act of 1933, based upon Section 4(2) for transactions by the issuer not involving any public offering. Based upon the established relationship between the investor and the issuer's officers, directors, affiliates, and promoters, the issuer concluded that the investor was an accredited investor capable of evaluating the merits and risks of the prospective investment and that the amount of the investment was reasonable in relation to the investor's net worth.

In August, 2006, MWW issued 64,285 shares of unregistered shares of common stock for current and future legal services to be rendered to the Company valued at $1.00 per share which represents the fair value of the services that will be rendered, which does not differ materially from the value of the shares issued. There was no general solicitation, no advertisement and resale restrictions were imposed by placing a Rule 144 legend on the certificates. This transaction was exempt from registration under the Securities Act of 1933, based upon Section 4(2) for transactions by the issuer not involving any public offering. Based upon the established relationship between the investor and the issuer's officers, directors, affiliates, and promoters, the issuer concluded that the investor was an accredited investor capable of evaluating the merits and risks of the prospective investment and that the amount of the investment was reasonable in relation to the investor's net worth.

In January, 2007, MWW issued an aggregate of 79,800 shares of common stock to a consultant in exchange for a total of $66,234 for services and expenses rendered. These shares were valued at a weighted average of $0.83 per share which represents the fair value of the services received which did not differ materially from the value of the stock issued. There was no general solicitation, no advertisement and resale restrictions were imposed by placing a Rule 144 legend on the certificates. This transaction was exempt from registration under the Securities Act of 1933, based upon Section 4(2) for transactions by the issuer not involving any public offering. Based upon the established relationship between the investor and the issuer's officers, directors, affiliates, and promoters, the issuer concluded that the investor was an accredited investor capable of evaluating the merits and risks of the prospective investment and that the amount of the investment was reasonable in relation to the investor's net worth.

On April 23, 2007, MWW sold 3,500,000 shares of its Series A Convertible Preferred Stock and certain common stock purchase warrants to Vision Opportunity Master Fund, Ltd. in a private placement for $3,500,000. Carter Securities, LLC of New York acted as placement agent. This transaction was exempt from registration under the Securities Act of 1933, based upon Section 4(2) for transactions by the issuer not involving any public offering. There was no general solicitation, no advertisement and resale restrictions were imposed by placing a Rule 144 legend on the stock certificates. The investor was an accredited investor had such knowledge and experience in business and financial matters that the investor was capable of evaluating the merits and risks of the prospective investment. The amount of the investment was reasonable in relation to the investor's net worth because it did not exceed 10% of the investor's net worth.

ITEM 27. EXHIBITS

DESCRIPTION OF EXHIBITS

(a) EXHIBIT(S) DESCRIPTION

(3)(i) Certificate of Incorporation (previously filed on February 11, 2004 as part of the Registration Statement on Form 10-SB12G of Marketing Worldwide Corporation SEC File 0-50586 Accession Number 1019687-4-279)

(3)(ii) Bylaws (previously filed on February 11, 2004 as part of the Registration Statement on Form 10-SB12G of Marketing Worldwide Corporation SEC File 0-50586 Accession Number 1019687-4-279)

(4)(1) Form of Common Stock Certificate (previously filed on February 11, 2004 as part of the Registration Statement on Form 10-SB12G of Marketing Worldwide Corporation SEC File 0-50586 Accession Number 1019687-4-279)

(4)(2) Common Stock Purchase Warrant with Wendover Investments Limited (previously filed on February 11, 2004 as part of the Registration Statement on Form 10-SB12G of Marketing Worldwide Corporation SEC File 0-50586 Accession Number 1019687-4-279)

(4)(3) Stock Option Agreement with Richard O. Weed (previously filed on February 11, 2004 as part of the Registration Statement on Form 10-SB12G of Marketing Worldwide Corporation SEC File 0-50586 Accession Number 1019687-4-279)

(4)(4) Certificate of Designation of the Relative Rights and Preferences of the Series A Convertible Preferred Stock (previously filed on April 27, 2007 as part of a Current Report on Form 8-K of Marketing Worldwide Corporation SEC File 0-50586 Accession Number 0001019687-7-1212)

(4)(5) Series A Common Stock Purchase Warrant dated April 23, 2007 (3,500,000 shares at $.70) (previously filed on April 27, 2007 as part of a Current Report on Form 8-K of Marketing Worldwide Corporation SEC File 0-50586 Accession Number 0001019687-7-1212)

(4)(6) Series B Common Stock Purchase Warrant dated April 23, 2007 (3,500,000 shares at $.85) (previously filed on April 27, 2007 as part of a Current Report on Form 8-K of Marketing Worldwide Corporation SEC File 0-50586 Accession Number 0001019687-7-1212)

(4)(7) Series C Common Stock Purchase Warrant dated April 23, 2007 (3,500,000 shares at $1.20) (previously filed on April 27, 2007 as part of a Current Report on Form 8-K of Marketing Worldwide Corporation SEC File 0-50586 Accession Number 0001019687-7-1212)

(4)(8) Series D Common Stock Purchase Warrant dated April 23, 2007 (2,500,000 shares at $.70) (previously filed on April 27, 2007 as part of a Current Report on Form 8-K of Marketing Worldwide Corporation SEC File 0-50586 Accession Number 0001019687-7-1212)

(4)(9) Series E Common Stock Purchase Warrant dated April 23, 2007 (2,500,000 shares at $.85) (previously filed on April 27, 2007 as part of a Current Report on Form 8-K of Marketing Worldwide Corporation SEC File 0-50586 Accession Number 0001019687-7-1212)

(4)(10) Series F Common Stock Purchase Warrant dated April 23, 2007 (2,500,000 shares at $1.20) (previously filed on April 27, 2007 as part of a Current Report on Form 8-K of Marketing Worldwide Corporation SEC File 0-50586 Accession Number 0001019687-7-1212)

(4)(11) Series J Common Stock Purchase Warrant dated April 23, 2007 (5,000,000 shares at $.70) (previously filed on April 27, 2007 as part of a Current Report on Form 8-K of Marketing Worldwide Corporation SEC File 0-50586 Accession Number 0001019687-7-1212)

(5) Opinion on Legality

(10)(1) Consulting Agreement with Rainer Poertner (previously filed on November 9, 2004 as part of the Registration Statement on Form 10-SB12G/A Amendment No. 2 of Marketing Worldwide Corporation SEC File 0-50586 Accession Number 0001019687-04-002436)

(10)(2) Fee Agreement with Weed & Co. LLP (previously filed on February 11, 2004 as part of the Registration Statement on Form 10-SB12G of Marketing Worldwide Corporation SEC File 0-50586 Accession Number 1019687-4-279)

(10)(3) Purchase Agreement MWW and MWWLLC (previously filed on February 11, 2004 as part of the Registration Statement on Form 10-SB12G of Marketing Worldwide Corporation SEC File 0-50586 Accession Number 1019687-4-279)

(10)(4) Amendment to Purchase Agreement between MWW and MWWLLC (previously filed on August 10, 2004 as part of the Registration Statement on Form 10-SB12G/A Amendment No. 1 of Marketing Worldwide Corporation SEC File 0-50586 Accession Number 0001019687-04-001719)

(10)(5) Employment Agreement with CEO Michael Winzkowski (previously filed on August 10, 2004 as part of the Registration Statement on Form 10-SB12G/A Amendment No. 1 of Marketing Worldwide Corporation SEC File 0-50586 Accession Number 0001019687-04-001719)

(10)(6) Employment Agreement with COO/CFO James Marvin (previously filed on August 10, 2004 as part of the Registration Statement on Form 10-SB12G/A Amendment No. 1 of Marketing Worldwide Corporation SEC File 0-50586 Accession Number 0001019687-04-001719)

(10)(7) Loan Agreement with KeyBank N.A. (previously filed on November 9, 2004 as part of the Registration Statement on Form 10-SB12G/A Amendment No. 2 of Marketing Worldwide Corporation SEC File 0-50586 Accession Number
0001019687-04-002436)

(10)(8) Amendment to Consulting Agreement with Rainer Poertner (previously filed on November 9, 2004 as part of the Registration Statement on Form 10-SB12G/A Amendment No. 2 of Marketing Worldwide Corporation SEC File 0-50586 Accession Number 0001019687-04-002436)

(10)(10) Real Property Lease Agreement for 11224 Lemen Road, Suite A (previously filed on January 31, 2005 as part of the Form 10-KSB for the year ended September 30, 2004 of Marketing Worldwide Corporation SEC File 0-50586 Accession Number 0001019687-05-000207)

(10)(11) Real Property Lease Agreement for 11236 Lemen Road (previously filed on January 31, 2005 as part of the Form 10-KSB for the year ended September 30, 2004 of Marketing Worldwide Corporation SEC File 0-50586 Accession Number 0001019687-05-000207)

(10)(12) Supplier and Warranty Agreement (previously filed on January 31, 2005 as part of the Form 10-KSB for the year ended September 30, 2004 of Marketing Worldwide Corporation SEC File 0-50586 Accession Number 0001019687-05-000207)

(10)(13) Business Loan Agreement April 4, 2006 with KeyBank N.A. (previously filed on September 15, 2005 as part of the Form SB-2 of Marketing Worldwide Corporation SEC File 333-123380 Accession Number 0001019687-05-002649)

(10)(14) Supplier and Warranty Agreement (previously filed on January 31, 2005 as part of the Form 10-KSB for the year ended September 30, 2004 of Marketing Worldwide Corporation SEC File 0-50586 Accession Number 0001019687-05-000207)

(10)(15) Blanket Purchase Order, Non-Disclosure and Confidentiality Agreement (previously filed on September 15, 2005 as part of the Form SB-2 of Marketing Worldwide Corporation SEC File 333-123380 Accession Number 0001019687-05-002649)

(10)(16) Lease Agreement and Amendment to Lease Agreement with JCMD Properties, LLC (previously filed on September 15, 2005 as part of the Form SB-2 of Marketing Worldwide Corporation SEC File 333-123380 Accession Number 0001019687-05-002649)

(10)(17) Consulting Agreement with Rainer Poertner dated July 1, 2006 (previously filed on September 15, 2005 as part of the Form SB-2 of Marketing Worldwide Corporation SEC File 333-123380 Accession Number 0001019687-05-002649)

(10)(18) Waiver of Cashless Exercise Provisions in Warrant by Wendover Investments Ltd. (previously filed on December 7, 2005 as part of the Form SB-2 of Marketing Worldwide Corporation SEC File 333-123380 Accession Number 0001019687-05-003367)

(10)(19) Waiver of Cashless Exercise Provisions in Stock Option by Richard O. Weed (previously filed on December 7, 2005 as part of the Form SB-2 of Marketing Worldwide Corporation SEC File 333-123380 Accession Number 0001019687-05-003367)

(10)(20) Extension of Employment Agreement with Michael Winzkowski dated October 15, 2006 (previously filed on February 13, 2007 as part of the Form 10-QSB of Marketing Worldwide Corporation SEC File 0-50586 Accession Number
0001019687-7-393)

(10)(21) Extension of Employment Agreement with James Marvin dated October 15, 2006 (previously filed on February 13, 2007 as part of the Form 10-QSB of Marketing Worldwide Corporation SEC File 0-50586 Accession Number
0001019687-7-393)

(21) Subsidiaries of Registrant (previously filed on February 11, 2004 as part of the Registration Statement on Form 10-SB12G of Marketing Worldwide Corporation SEC File 0-50586 Accession Number 1019687-4-279)

(23)(1) Consent of Weed & Co. LLP

(23)(2) Consent of Russell Bedford Stefanou Mirchandani LLP

ITEM 28. UNDERTAKINGS

Marketing Worldwide Corporation undertakes to:

(a)(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer, or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on our behalf by the undersigned, on May 29, 2007.

MARKETING WORLDWIDE CORPORATION

By: /s/ Michael Winzkowski
    --------------------------------
Name:   Michael Winzkowski
Title:  Chief Executive Officer


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE                           TITLE                      DATE

/s/ Michael Winzkowski           Director                 May 29, 2007
----------------------------
Michael Winzkowski

/s/ James C. Marvin              Director                 May 29, 2007
----------------------------
James C. Marvin

EXHIBIT INDEX

(5) Opinion on Legality

(23)(1) Consent of Weed & Co. LLP

(23)(2) Consent of Russell Bedford Stefanou Mirchandani LLP